SECURITIES AND EXCHANGE COMMISSION
       WASHINGTON, D.C.  20549


       FORM 8-K/A


       CURRENT REPORT



       PURSUANT TO SECTION 13 OR 15(d) OF
       THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT - June 17, 1996
       (Date of Earliest Event Reported)


       CHYRON CORPORATION
       (Exact name of registrant as specified in its charter)

       New York
       (State or other jurisdiction of incorporation)

       1-9014
       (Commission File Number)

       11-2117385
       (I.R.S. Employer
       Identification No.)

       5 Hub Drive
       Melville, New York 11747
       (Address of principal executive offices)


       Registrant's telephone number, including area code: (516) 845-
       2000

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

       On April 12, 1996 (the "Closing Date"), Chyron Corporation, a New York Corporation ("Chyron"), acquired all of the issued and outstanding capital stock of Pro-Bel Limited, a corporation organized under the laws of England ("Pro-Bel"), from the shareholders of Pro-Bel. Chyron purchased all of the issued and outstanding capital stock of Pro-Bel in exchange for (i) 4,500,071.37 pounds sterling in cash; (ii) promissory notes (the "Notes") of Chyron in an aggregate principal amount of 3,500,000 pounds sterling; and (iii) 3,146,205 restricted shares of Chyron Common Stock. The acquisition was made pursuant to an agreement (the "Agreement"), dated as of April 12, 1996. Payment of principal of the Notes is due on or before April 15, 1998. Interest on the Notes is payable quarterly and accrues at a rate equal to one-year LIBOR. Upon consummation of the exchange, Pro-Bel became a wholly-owned subsidiary of Chyron.

       In connection with the above transaction, Chyron entered into a Registration Rights Agreement (the "Registration Agreement"), dated as of April 12, 1996, with Messrs. Bronsens, as administrator on behalf of each of the shareholders of Pro-Bel who received shares of Chyron Common Stock under the Agreement. Pursuant to the Registration Rights Agreement, such shareholders have, under certain circumstances, incidental (piggyback) and demand registration rights with respect to the 3,146,205 shares of Common Stock received by them, commencing 12 months and 15 months, respectively, after the Closing Date.

       On April 16, 1996, Chyron entered into a term loan agreement with NatWest Bank, N.A. in the amount of $8 Million. The proceeds of such loan were used to fund the acquisition.

       ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

       The audited historical financial statements of Pro-Bel Limited including a quantified reconciliation of the "measurement" difference between U.K. and U.S. GAAP are attached as Exhibit III

       Pro-Forma financial information required pursuant to Article 11 of Regulation S-X is attached as Exhibit IV.

       Item 7(a)(4) of Form 8-K provides for an automatic 60 day extension of the deadline for filing the financial statements and pro-forma financial information regarding the acquired business.


       SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

       CHYRON CORPORATION


       By:  Patricia Lampe
          Name:  Patricia Lampe
          Title: Chief Financial Officer
                 and Treasurer

       Date:   June 17, 1996

EXHIBITS


       Exhibit I.
       Agreement for the sale and purchase of the entire issued share capital of Pro-Bel Limited, dated April 12, 1996.

       Exhibit II.
       Registration Rights Agreement, dated April 12, 1996 and by and between Chyron Corporation and the shareholders.

       Exhibit III

       The audited historical financial statements for each of the years ended October 31, 1995, 1994, and 1993 of Pro-Bel Limited including a quantified reconciliation of the measurement difference between U.S. and U.K. GAAP.

       Exhibit IV

       The unaudited pro-forma consolidated income statement and balance sheet of Chyron Corporation consolidated with Pro-Bel Limited as of and for the year ended December 31, 1995 prepared pursuant to Article 11 of Regulation S.X.

       Exhibit V

       Letter of Consent - Bronsens Chartered Accountants

DATED 12TH APRIL 1996



       (1)  R.W. HARTMAN AND OTHERS

       (2)  CHYRON CORPORATION




       AGREEMENT

       for the sale and purchase of the entire share capital of Pro-
       Bel Limited


       Charles Russell
       8-10 New Fetter Lane
       London EC4A IRS

       Ref: MACM/SJC/19826/1

INDEX


       CLAUSE                                        PAGE

       1.  DEFINITIONS..............................   1
       2.  INTERPRETATION...........................  10
       3.  SALE OF SHARES...........................  11
       4.  CONSIDERATION............................  12
       5.  CONDITIONS...............................  13
       6.  COMPLETION...............................  14
       7.  WARRANTIES AND WAIVER OF RIGHTS..........  18
       8.  PURCHASER'S REMEDIES.....................  20
       9.  PURCHASER'S WARRANTIES AND INDEMNITY.....  21
       10. ACTIONS PENDING COMPLETION............. .  22
       11. NON-SOLICITATION.........................  27
       12. RESTRICTIVE TRADE PRACTICES ACTS.........  29
       13. PENSION SCHEMES AND EMPLOYEES............  29
       14. ANNOUNCEMENTS AND CONFIDENTIALITY........  30
       15. FURTHER ASSURANCE........................  32
       16. WAIVER...................................  32
       17. ENTIRE AGREEMENT AND VARIATIONS..........  32
       18. PROVISIONS RELATING TO THIS AGREEMENT....  33
       19. PROVISIONS RELATING TO THE VENDORS'
           REPRESENTATIVE...........................  34
       20. PROVISIONS RELATING TO THE VENDORS'
           ADMINISTRATOR............................  35
       21. NOTICES..................................  36
       22. LAWS.....................................  37

       The First Schedule...........................  39
         Part 1 - The Vendors.......................  39
         Part 2 - The Warrantors....................  55
         Part 3 - Relevant Employees................  56

       The Second Schedule..........................  57
         Part 1 - The Company.......................  57
         Part 2 - The Subsidiaries..................  58

       The Third Schedule...........................  66
         The Pension Schemes........................  66

       The Fourth Schedule..........................  67
         The Properties.............................  67

       The Fifth Schedule...........................  70
         The Tax Deed...............................  70

       The Sixth Schedule...........................  85
         The Warranties.............................  85

       The Seventh Schedule......................... 129
         The Promissory Notes....................... 129
         Part 1..................................... 129
         Part 2..................................... 138


       The Eighth Schedule.......................... 145
         Intellectual Property...................... 145

       The Ninth Schedule........................... 146
         List of people and firms whom Warrantors
         should consult............................. 146

       The Tenth Schedule........................... 147
         Part 1 - Limitations on liability under the
                  Warranties and the Tax Deed....... 147
         Part 2 - Limitations on liability under
                  the Purchaser's Warranties........ 156

       The Eleventh Schedule........................ 161
         The Guarantee.............................. 161

       EXHIBIT A.................................... 162
         Actuary's Letter........................... 162

       EXHIBIT B.................................... 163
         Registration Rights Agreement.............. 163

       EXHIBIT C.................................... 164
         Service Agreement Amendments............... 164

       EXHIBIT D.................................... 165
         Trilogy Acquisition Agreement.............. 165

THIS AGREEMENT is made the 12th day of April 1966

       BETWEEN

       (1) THE SEVERAL PERSONS whose names and addresses are set out in columns 1 and 2 respectively of Part 1 of the First Schedule ("the Vendors"); and

       (2) CHYRON CORPORATION, a company incorporated in New York, United States of America whose principal office is located at Hub Drive, Melville, New York U.S.A. 11747 ("the Purchaser").

       WHEREAS:

       (A) Pro-Bel Limited ("the Company") is a private company limited by shares incorporated in England further information about which is contained in Part 1 of the Second Schedule.

       (B) The Vendors will have immediately prior to Completion full title guarantee of or are otherwise able to procure the transfer, free from all liens, charges, and encumbrances, of all the issued shares in the capital of the Company in the numbers set opposite their names in column 3 of Part 1 of the First Schedule.

       (C) The Vendors have agreed to sell with full title guarantee and the Purchaser has agreed to purchase all the issued shares in the capital of the Company subject to and on the terms and conditions set forth herein.

       (D) In consideration of the Purchaser agreeing to acquire all the issued shares in the capital of the Company, the Warrantors have agreed to give the Warranties and to enter into the Tax Deed.

       NOW IT IS HEREBY AGREED as follows:

       1.   DEFINITIONS

       1.1 In this Agreement the following expressions shall have the following meanings unless the context requires otherwise:-

       "Actuary's Letter"          the letter dated 27 March 1996
                                   from the Vendors' Actuary to
                                   the Company annexed hereto
                                   and marked "Exhibit A";

       "Administration Agreement"  the agreement to be entered
                                   into between the Vendors and
                                   the Vendors' Administrator on
                                   completion of this Agreement;

       "the Audited Accounts"      the audited consolidated
                                   balance sheet of the Company
                                   and the Subsidiaries made up
                                   as at the Balance Sheet Date
                                   and the audited consolidated
                                   profit and loss account of
                                   the Company and the
                                   Subsidiaries for the year
                                   ended on that date, and
                                   the notes, reports and
                                   other documents which are
                                   or are required by law to
                                   be annexed thereto and
                                   the audited balance sheet
                                   of each of the
                                   Subsidiaries made up as at
                                   the Balance Sheet Date and
                                   the audited profit and
                                   loss account of each of
                                   the Subsidiaries for the
                                   year ended on that date
                                   and the notes, reports
                                   and other documents which
                                   are or are required by
                                   law to be annexed thereto;

       "the Balance Sheet Date"    31 October 1995;

       "CAA 1990"                  the Capital Allowances Act
                                   1990;

       "the Companies Acts"        statues for the time being
                                   regulating the activities of
                                   companies in the United
                                   Kingdom including without
                                   limitation the Companies
                                   Act 1985;

       "Completion"                completion of the sale and
                                   purchase of the Shares in
                                   accordance with the
                                   provisions of Clause 6;

       "the Completion Date"       the date upon which
                                   Completion takes place;

       "the Conditions"            the conditions referred
                                   to in Clause 5;

       "the Consideration"         the consideration for the
                                   sale and purchase of the
                                   shares;

       "Consideration Shares"      3,146,205 restricted shares
                                   of common stock par value
                                   of $0.01 per share in the
                                   capital of the Purchaser
                                   credited as fully paid;

       "Covenantors"               the Warrantors;


       "the Disclosure Letter"     a letter of even date
                                   herewith from the
                                   Warrantors to the
                                   Purchaser disclosing
                                   inter alia certain
                                   exceptions to the
                                   Warranties;

       "Employee Shares"           restricted shares of
                                   common stock par
                                   value of $0.01 per
                                   share in the capital
                                   of the Purchaser
                                   credited as fully
                                   paid;

       "Final Date"                11 April 1996 or such
                                   later date as shall
                                   be agreed in writing
                                   between the Vendor's
                                   Representative and
                                   the Purchaser;

       "the First Promissory Note" the promissory note
                                   in the form set out
                                   in Part 1 of the
                                   Seventh Schedule;

       "Guarantee"                 a standby letter of
                                   credit given by
                                   NatWest Bank N.A.
                                   in the form set out
                                   in the Eleventh
                                   Schedule;

       "Mr. Hartman"               Mr Raymond William
                                   Hartman;

       "Intellectual Property"     any and all, whether
                                   currently existing
                                   or created hereafter
                                   but prior to
                                   Completion:-

                                   (i) technical
                                   information, plans,
                                   drawings, designs,
                                   and documents in
                                   whatever form,
                                   patentable or
                                   otherwise, owned
                                   by or licensed to
                                   the Company and/or
                                   any of the
                                   Subsidiaries,


                                   including, without
                                   limitation,
                                   franchises,
                                   permits, licenses,
                                   and other similar
                                   authority,
                                   processes for the
                                   manufacture,
                                   production, or
                                   utilization of any
                                   product, and
                                   know-how and trade
                                   secrets;

                                   (ii) patents and
                                   patent applications
                                   owned by or licensed
                                   to the Company
                                   and/or any of the
                                   Subsidiaries,
                                   regardless of
                                   whether registered
                                   in the United
                                   Kingdom, the United
                                   States, or elsewhere,
                                   and all
                                   continuations,
                                   extensions, renewals
                                   and continuations-
                                   in-part, and all
                                   rights in connection
                                   therewith, including
                                   all claims against
                                   third parties for
                                   past or present
                                   infringement relating
                                   to any of the
                                   foregoing;

                                   (iii) trade names,
                                   service marks, and
                                   registrations and
                                   registration
                                   applications related
                                   thereto, copyrights
                                   and copyright
                                   registrations and
                                   registration
                                   applications owned
                                   by or licensed to
                                   the Company and/or
                                   any of the
                                   Subsidiaries, and
                                   all goodwill



                                   associated
                                   therewith, and all
                                   continuations,
                                   extensions,
                                   renewals and
                                   continuations-in-
                                   part, and all
                                   rights in
                                   connection
                                   therewith,
                                   including all
                                   claims against
                                   third parties
                                   for past or
                                   present
                                   infringement
                                   relating to any
                                   of the foregoing;

                                   (iv) computer
                                   programs, including,
                                   without limitation,
                                   all source codes,
                                   algorithms, object
                                   codes, program
                                   manuals, and
                                   documentation
                                   developed by, owned
                                   by, or licensed to
                                   the Company and/or
                                   any of the
                                   Subsidiaries
                                   possesses, uses, or
                                   has authority to
                                   possess or use
                                   intangible property
                                   of others, or other
                                   process, use, or
                                   have authority to
                                   possess or use
                                   intangible property
                                   of the Company
                                   and/or any of the
                                   Subsidiaries, and
                                   recorded data of any
                                   kind or nature
                                   regardless of the
                                   medium or recording,
                                   including without
                                   limitation, all
                                   software, writings,
                                   plans, specifications,
                                   and schematics;




       "Loan Stock"                the 700,000 pounds
                                   sterling Convertible
                                   Cumulative Unsecured
                                   Loan Stock of the
                                   Company issued in
                                   1994;

       "Management Accounts"       the unaudited accounts
                                   of the Company and the
                                   Subsidiaries for the
                                   period from the
                                   Balance Sheet Date to
                                   29 February 1996,
                                   copies of which are
                                   annexed to the
                                   Disclosure Letter;

       "Options"                   share options granted
                                   pursuant to the 1986
                                   Executive Share Option
                                   Scheme of the Company
                                   and the 1995 Executive
                                   Share Option Scheme
                                   of the Company;

       "the Pension Schemes"       the pension schemes
                                   short particulars of
                                   which are set out in
                                   the Third Schedule;

       "Pre Sale Dividend"           the cash dividend
                                     aggregating 608,680
                                     (net of any
                                     associated tax credit)
                                     to be paid on or
                                     prior to Completion
                                     in respect of the
                                     Shares;

       "the Promissory Notes"        the First Promissory
                                     Note and the Second
                                     Promissory Note;

       "the Properties"              the properties short
                                     particulars of which
                                     are set out in the
                                     Fourth Schedule;

       "Purchaser's Group"           the Purchaser and its
                                     subsidiaries from
                                     time to time
                                     (including after
                                     Completion only, the
                                     Company and the
                                     Subsidiaries);


       "the Purchaser's Solicitors"  Messrs Charles Russell
                                     of 8-10 New Fetter
                                     Lane, London EC4A IRS;

       "Purchaser's Warranties"      the warranties of the
                                     Purchaser set out in
                                     Part 2 of the Sixth
                                     Schedule;

       "Relevant Claim"              a claim in respect of
                                     any of the Warranties
                                     (including without
                                     limitation any claim
                                     under subclause 8.1)
                                     and/or any claim
                                     against the
                                     Convenantors under
                                     the Tax Deed;

       "the Relevant Employees"      the employees listed in
                                     Part 3 of the First
                                     Schedule;

       "the Registration Rights      the registration rights
       Agreement"                    agreement to be entered
                                     into between the
                                     Purchaser and the
                                     Vendor's Administrator
                                     on behalf of each of
                                     the Vendors, such
                                     registration rights
                                     agreement to be in the
                                     same or substantially
                                     the same form as the
                                     draft agreement annexed
                                     hereto and marked
                                      "EXHIBIT B";

       "the Second Promissory Note"   the promissory note in
                                      the form set out in
                                      Part 2 of the Seventh
                                      Schedule;

       "the Service Agreement         the amendments to the
       Amendments"                    service agreements
                                      entered into between
                                      the Company and each
                                      of the Warrantors listed
                                      in Part 2 of the First
                                      Schedule (and marked
                                      with an asterisk), such
                                      amendments to be in the
                                      same or substantially
                                      the same form as the
                                      draft annexed hereto
                                      and marked "EXHIBIT C";

       "the Shares"                   all of the issued shares
                                      in the capital of the
                                      Company immediately
                                      prior to completion,
                                      being the 5,188,685
                                      ordinary shares of 25p
                                      each;

       "SSAPs"                        statements of standard
                                      accounting practice
                                      produced by the
                                      Accounting Standards
                                      Board, including
                                      reporting standards
                                      adopted or issued by
                                      such board or other
                                      relevant body;

       "the Subsidiaries"             the companies particulars
                                      of which are set out in
                                      Part 2 of the Second
                                      Schedule;

       "the Tax Deed"                 the deed in the form
                                      set out in the Fifth
                                      Schedule;

       "Taxation"                     all forms of taxation,
                                      duties, imposts, and
                                      levies whenever
                                      imposed and whether
                                      of the United Kingdom
                                      or elsewhere and in
                                      particular (but
                                      without prejudice to
                                      the generality of the
                                      foregoing) including
                                      income tax, withholding
                                      taxes, corporation tax,
                                      capital transfer tax,
                                      inheritance tax, value
                                      added tax, custom
                                      duties, excise duties,
                                      stamp duty, stamp duty
                                      reserve tax, national
                                      insurance contributions
                                      and generally any other
                                      taxes, duties, imposts,
                                      levies or other amounts
                                      (whether of a like
                                      nature or not) excluding
                                      for the avoidance of
                                      doubt any general and
                                      water rates and
                                      National Non-Domestic
                                      rate and any interest,
                                      penalty or fine in
                                      connection therewith;

       "the Taxes Act 1988"           the Income and Corporation
                                      Taxes Act 1988;

       "TCGA 1992"                    the Taxation of Chargeable
                                      Gains Act 1992;

       "Trilogy Acquisition           the Agreement between (1)
       Agreement"                     Roger Stanwell, Ian
                                      Malcolmson and Timothy
                                      Hardistry and (2) the
                                      Company relating to the
                                      acquisition by the Company
                                      of the remaining shares
                                      of Trilogy Broadcast
                                      Limited not held by the
                                      Company at all date of
                                      this Agreement in the
                                      same or substantially the
                                      same terms as the
                                      agreement annexed hereto
                                      and marked Exhibit "D";

       "United States" or "US"        the United States of
                                      America, its territories
                                      and possessions;

       "VATA 1994"                    the Value Added Tax 1994;

       "the Vendors' Actuary"         David Seagul of Punter
                                      Southall and Co of 126
                                      Jermyn Street, London
                                      SW1Y 4UJ or such other
                                      actuary appointed for
                                      the time being by the
                                      Vendors;

       "the Vendors' Administrator"   Messrs Bronsens of 26
                                      Beaumont Street, Oxford,
                                      OX1 2NP;

       "the Vendors' Counsel"         Messrs Brobeck Hale and
                                      Dorr International of
                                      Veritas House, 125
                                      Finsbury Pavement,
                                      London EC2A 1NQ;

       "the Vendors' Representative"  Mr Harman or such other
                                      person as may be
                                      appointed in writing by
                                      a majority of the
                                      Vendors in accordance
                                      with sub-clause 19.2;

       "the Warranties"               the statements contained
                                      in sub-clauses 7.1, 7.2
                                      and 7.3 and Part 1
                                      of the Sixth Schedule;

       "the Warrantors"               those persons whose
                                      names and addresses are
                                      set out in Part 2 of the
                                      First Schedule.

       1.2  In paragraph 11 of Part 1 of the Sixth Schedule:-

       1.2.1 the expressions "waste" and "harm" shall be defined in accordance with the Environmental Protection Act 1990 or (if the same are used in the context of any other applicable Environmental Law such other applicable Environmental Laws); and;

       1.2.2  the following expression shall have the
       following meanings unless the context requires otherwise:-

       "Dangerous Substance"          any natural or artificial
                                      substance (whether in a
                                      solid or liquid form or
                                      in the form of a gas or
                                      vapour and whether alone
                                      or in combination with
                                      any other substance)
                                      (including but not
                                      limited to electricity
                                      or heat) capable of
                                      causing harm to man or
                                      any other living
                                      organism supported by
                                      the Environment, or
                                      polluting or damaging
                                      the Environment or
                                      damaging public health
                                      or welfare, including
                                      but not limited to any
                                      controlled, special,
                                      hazardous, toxic,
                                      radioactive or dangerous
                                      waste and oil, petroleum
                                      and substances derived
                                      from oil or petroleum;

       "Environment:                  all or any of the air,
                                      water and land and air
                                      includes the air within
                                      buildings and the air
                                      within other natural or
                                      man-made structures above
                                      or below ground;


       "Environmental Law"                all laws, regulations,
                                          directives, treaties,
                                          codes of practice,
                                          circulars, notices,
                                          guidance notes and
                                          the like (whether of
                                          the United Kingdom
                                          Parliament or other
                                          official bodies
                                          having jurisdiction
                                          in relation to such
                                          matters) concerning
                                          the protection of or
                                          harm to human health
                                          or safety or the
                                          Environment including
                                          but not limited to
                                          those relating to:-

                                          (a) the generation,
                                          transportation, storage,
                                          treatment, packaging,
                                          labelling, recycling or
                                          disposal of Dangerous
                                          Substances;

                                          (b) the carrying on of
                                          any activity or process;

                                          (c) civil or criminal
                                          liability in respect of
                                          pollution or contamination
                                          of any description;

                                          (d) discharge or emissions
                                          onto, into or from the
                                          Environment;

                                          (e) noise;

       "Environmental License"            any permit, license,
                                          authorization, consent or
                                          other approval required by
                                          the Company or any of the
                                          Subsidiaries under any
                                          Environmental Law.

       2.  INTERPRETATION

       In this Agreement where the context so admits:-

       2.1 references to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions (before the date hereof) from time to time and shall include references to any provisions of which they are re-enactments (whether with or without modification) before the date hereto but shall exclude any new provisions enacted after the date hereof to the extent that any such provisions alter the law as at the date hereof;

       2.2 references to Clauses and Schedules and references to Clauses hereof and Schedules hereto; references to sub-clauses are, unless otherwise stated, reference to sub-clauses of the Clause in which such reference appear; references to paragraphs, are, unless otherwise stated, to paragraphs in the Schedule hereto in which such references appear; references to sub-paragraphs are, unless otherwise stated, to sub-paragraphs of the paragraph in which such references appear; and reference to this Agreement include the Schedules;

       2.3 the plural includes the singular (and vice versa) and the masculine includes the feminine;

       2.4 the headings in this Agreement are for convenience only and shall not affect the interpretation hereof;

       2.5 the Warranties apply to each of the Subsidiaries (other than Pro-Bel Inc) as well as to the Company as if the expression "the Company" when used in the Sixth Schedule was defined to mean each of the Subsidiaries (other than Pro-Bel
       Inc) and the Company;

       2.6 if any Warranty is qualified by the expression "so far as the Warrantors are aware" or the expression "to the best of the information, knowledge and belief of Warrantors" or any similar expression, the Warrantors shall be required to make enquiry with respect thereto only of those persons or firms set out in the Ninth Schedule;

       2.7 references in this Agreement to "pounds sterling" shall mean pounds sterling and reference to "$" or "Dollars" shall mean the lawful currency of the United States;

       2.8 references to documents "in the agreed form" are to documents in terms agreed between the parties and signed (for the purposes of identification only) by the Vendors'
       Counsel and the Purchaser's Solicitors;

       2.9 words and phrases, the definition of which is contained or referred to in Part XXVI of the Companies Act 1985, shall be construed as having the meaning therein attributed to them.

       3.  SALE OF SHARES

       3.1 Subject to sub-clause 3.3, the Vendors shall sell with full title guarantee for the purposes of the Law of Property (Miscellaneous Provisions) Act 1994 and the Purchaser shall purchase with effect from the Completion Date the Shares free from all charges, liens, encumbrances, options and equities of any nature whatsoever and together with all rights attaching or accruing thereto after Completion. For the avoidance of doubt the Purchaser shall not be entitled to any rights in connection with the Pe-Sale Dividend.

       3.2 The Vendors hereby waive all rights of pre-emption over any of the shares conferred either by the Articles of Association of the Company or in any other way.

       3.3 The Purchaser shall not be obliged to complete the purchase of any of the Shares unless the purchase of all the Shares is completed simultaneously and the Vendors shall not be obliged to complete the sale of the Shares unless the Purchaser complies with all of its obligations under sub-clause 6.4.


       4.  CONSIDERATION

       4.1 Save as deemed reduced herein, the consideration for the sale and purchase of the Shares shall be:-

       4.1.1  the cash sum of 4,500,071.37 pounds;

       4.1.2 the issue and delivery of the Promissory Notes for the aggregate principal sum of 3,500,000 pounds secured by the Guarantee; and

       4.1.3  the allotment and issue of the Consideration Shares.

       4.2 The cash sum referred to in sub-clause 4.1.1 shall be divisible among the Vendors as set out opposite each Vendor's name in column 4 of Part 1 of the First Schedule and paid on Completion to the Vendors' Counsel (who are authorized to receive the same on behalf of the Vendors and payment to whom shall be a good discharge to the Purchaser).

       4.3 The Vendors' Administrator shall have issued and delivered to him at Completion as trustee for the Vendors the First Promissory Note and the Second Promissory Note for the aggregate of the principal sums set out opposite each Vendor's name in column 5 of Part 1 of the First Schedule and the delivery to the Vendors' Administrator (who is authorized to receive the same on behalf of the Vendors) of such Promissory Notes shall be a good discharge to the Purchaser.

       4.4 Each Vendor shall have allotted and issued to him by the Purchaser at Completion the Consideration Shares set opposite his name in column 6 of Part 1 of the First Schedule and the delivery to the Vendors' Administrator (who is authorized to receive the same on behalf of the Vendors) of share certificates for such number of Consideration Shares issued to each such Vendor shall be a good discharge to the Purchaser.

       4.5 The Consideration Shares to be delivered hereunder shall not be registered under the United States Securities Act of 1933, as amended (the "1933 ACT"). The Vendor acknowledgement that they may not sell or otherwise dispose of such shares in the absence of either a registration statement under the 1933 Act or an exemption from the registration provisions of the 1933 Act. The certificates representing such shares will contain a legend substantially to the effect that such shares have not been registered under the 1933 Act, and may not be sold or transferred without an effective registration statement under the 1933 Act or an exemption from the registration provisions under the 1933 Act. The Consideration Shares to be delivered to the Vendors pursuant to this Agreement shall be subject to incidental or "piggyback" registration rights commencing 12 months after the Completion Date and one demand registration right commencing 15 months after the Completion Date, pursuant to the Registration Rights Agreement which shall be executed and delivered on the Completion Date by the Purchaser and the Vendors' Administrator.

       5.  CONDITIONS

       5.1 The provisions of Clause 3, 4 and 6 of this Agreement shall be conditional upon the following having occurred by the Final Date:-

       5.1.1 the obtaining in a form reasonably satisfactory to the Vendors of clearances in respect of the transactions herein described pursuant to Section 707 of the Taxes Act 1988 and
       Section 138 of the TCGA 1992;

       5.1.2 there not having been instituted proceedings for the liquidation, winding up, dissolution or insolvency of the Company or any Subsidiary, or the appointment of a liquidator, receiver, administrator or administrative receiver of the Company or any Subsidiary or any part of its respective property; and

       5.1.3 there not having been instituted by or against the Purchaser any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally on a composition or an assignment or trust mortgage for the benefit of creditors.

       5.2 The Vendors shall use their reasonable endeavors to satisfy the Condition in sub-clause 5.1.1.

       5.3 If the Condition set out in sub-clause 5.1.2 (in so far as such sub-clause relates to the Company and the Subsidiaries) is not satisfied or waived in writing by the Purchaser or in sub-clauses 5.1.1 and 5.1.3 by the Vendors' Representative, as the case may be, on or before the Final Date this Agreement may be terminated by the Purchaser or, as the case may be the Vendors' Representative, by notice in writing given to each of the other parties.

       5.4 In the event of a termination of this Agreement as aforesaid, this Agreement shall lapse and shall be null and void ab initio (other than sub-clauses 10.2, 10.3 and 10.4 and Clause 14) and no party shall have any claim against any other in respect thereof, save for any antecedent breach.

       6.  COMPLETION

       Subject as hereinafter provided Completion shall take place at the office of the Purchaser's Solicitors immediately following execution by all parties to this Agreement or at such other place or on such other date as may be agreed between the Purchaser and the Vendors' Representative on behalf of the Vendors, whereupon:-

       6.1 the Vendors who are holders of the Options shall exercise their respective Options and the Vendors who are holders of Loan Stock shall convert their Loan Stock and the Company shall issue to such Vendors the relevant number of Shares;

       6.2 the Vendors' Representative shall deliver to the Purchaser:-

       6.2.1 duly executed transfers of the shares in favor of the Purchaser or its nominees together with the relative share certificates.

       6.2.2 shares certificates in the Subsidiaries registered in the name of the Company;

       6.2.3  the Tax Deed duly executed by the Covenantors;

       6.2.4 the resignations as a deed of each of John Fergus Graham Wilson and Kenneth A Olisa as directors of the Company in the agreed form;

       6.2.5 the written resignation of the auditors of the Company and the Subsidiaries in the agreed form;

       6.2.6 all the statutory and other books of the Company and of the Subsidiaries together with their certificates of incorporation and common seals;

       6.2.7 a letter from Charles Russell in Cheltenham in the form confirming that they hold the deeds and documents constituting title to the Properties;

       6.2.9 the Registration Rights Agreement duly executed by the Vendors' Administrator; and

       6.2.10 the Service Agreement Amendments duly executed by each of the relevant Warrantors (in the case of the Service
       Agreement Amendment in which he is named as a party);

       6.3 The Warrantors shall procure that Board Meetings of the Company and of the Subsidiaries (as the same may be required for effecting the following) shall be held at which it shall be resolved that:-

       6.3.1 the transfer in respect of the Shares be approved for registration and that share certificates in respect thereof be executed under the common seal of the Company and delivered to the Purchaser subject only to the said transfer being duly stamped;

       6.3.2 the resignations of the persons whose names are set out in sub-clause 6.2.4 shall be tabled and approved;

       6.3.3 the resignations of the auditors of the Company and the Subsidiaries shall be tabled and approved;

       6.3.4 Messrs Michael Wellesley-Wesley and Isaac Hersly shall be appointed additional directors of the Company;

       6.3.5 Price Waterhouse shall be appointed as auditors of the Company and of the Subsidiaries;

       6.3.6 the execution of the Tax Deed shall be approved and ratified by the Company and the Subsidiaries;

       6.3.7 the Service Agreement Amendments shall be approved and executed by the Company;

       6.4 against compliance with the foregoing provisions, the Purchaser shall deliver:-

       6.4.1  to the Vendors' Counsel:-

       6.4.1.1 the sum of 4,500,071.37 pounds by way of telegraphic transfer in immediately available funds; and

       6.4.1.2 the sum of 40,000 pounds way of telegraphic transfer in immediately available funds,such sum to be divisible among the Relevant Employees as set out opposite each Relevant

       Employee's name in column 3 of Part 3 of the First Schedule;
       and

       6.4.2 to the Vendors' Representative who is authorized to receive the same on behalf of the Vendors and the Relevant Employees, as the case may be, and delivery to whom shall be a good discharge to the Purchaser:-

       6.4.2.1 a counterpart of the Tax Deed, duly executed by the Purchaser;

       6.4.2.2 a written action of the board of the Purchaser in the agreed from approving the issue of the Consideration Shares to the Vendors and of the Employee Shares to the Relevant Employees and authorizing the execution of this Agreement and all other agreements and documents referred to in this Agreement to which the Purchaser is a party; and

       6.4.2.3 certificates for the number of Employee Shares for each of the Relevant Employees, set out opposite each Relevant Employee's name in column 4 of Part 3 of the First Schedule (such certificates to be delivered as soon as reasonably practicable and in any event within 5 days after Completion);

       6.4.3 to the Vendors' Administrator who is authorized to receive the same on behalf of the Vendors and the Relevant
       Employees, as the case may be, and delivery to whom shall be a good discharge to the Purchaser:-

       6.4.3.1 certificates for the Promissory Notes in the name of the Vendors' Administrator to hold as trustee for each Vendor as referred to in sub-clause 4.3;

       6.4.3.2 certificates for the Consideration Shares for each Vendor as referred to in sub-clause 4.4;

       6.4.3.3 a counterpart of the Registration Rights Agreement duly executed by the Purchaser; and

       6.4.3.4  the Guarantee duly executed by National Westminster
       Bank.

       6.5 If for any reason the provisions of sub-clause 6.4 are not fully compiled with, the Vendors shall be entitled (in addition and without prejudice to any other right or remedy available to them) to elect (by written notice to the Purchaser signed by the Vendors'
       Representative):-

       6.5.1 to rescind this Agreement in which case the Vendors shall not be obliged to sell or to procure the sale of any of the Shares; or

       6.5.2  to fix a new date for Completion; or

       6.5.3 to proceed to Completion so far as practicable, the Purchaser then being obliged to use its best endeavours to perform or procure the performance of any of the outstanding provisions of sub-clause 6.4.

       6.6 If for any reason the provisions of sub-clauses 6.2 and 6.3 are not fully compiled with the Purchaser shall be entitled (in addition and without prejudice to any other right or remedy available to them) to elect (by written notice to the Vendors):-

       6.6.1 to rescind this Agreement in which case the Purchaser shall not be obliged to purchase or to procure the purchase of any of the Shares; or

       6.6.2  to fix a new date for Completion; or

       6.6.3 to proceed to Completion so far as practicable, the Vendors then being obliged to use their best endeavors to perform or procure the performance of any of the outstanding provisions of sub-clauses 6.1, 6.2 and 6.3.

       6.7 For the avoidance of doubt, neither the cash sum referred to in sub-clause 6.4.1.2 nor the Employees Shares referred to in sub-clause 6.4.2.3 comprise any part of the Consideration.

       6.8 The Purchaser shall at the next regular scheduled meeting of its board following Completion appoint Mr Hartman as an additional director to its board.

       7.  WARRANTIES AND WAIVER OF RIGHTS

       7.1 The Warrantors hereby warrant jointly and severally to the Purchase that save as disclosed in the Disclosure
       Letter:-

       7.1.1 the Warranties are at the date hereof and will at Completion be true accurate and complete in all respects; and

       7.1.2 they will forthwith disclose in writing to the Purchaser any matter or thing which may become known to them after the date hereof and prior to Completion which is inconsistent with any of the Warranties.

       7.2 Each of the Vendors hereby severally warrants to the Purchaser that:-

       7.2.1 he has full power and authority to enter into and perform the obligations to be performed by him under this Agreement;

       7.2.2 this Agreement, when executed, will constitute valid and binding obligations upon him in accordance with its terms;

       7.2.3 the execution and delivery of and performance by him of his obligations under this Agreement will not result in a breach of any provision of the memorandum and articles of association of the Company (other than the pre-emption provisions expressly waived by sub-clause 3.2) or a breach of any order, judgment or decree of any court to which he is a party or by which he is bound;

       7.2.4 he will at Completion be entitled to sell and transfer to the Purchaser the ownership with full title guarantee of the Shares set opposite his name in column 3 of the First Schedule on the terms of this Agreement without the consent of any third party;

       7.2.5 no person has the right (whether exercisable now or in the future and whether contingent or not) to call for the sale of transfer of any of the Shares set opposite his name in column 3 of the First Schedule under any option or other agreement (including conversion rights and pre-emption rights) and there are no claims, charges, liens, equities or encumbrances of such Shares.

       7.3 The Covenantors hereby warrant jointly and severally to the Purchaser that:-

       7.3.1 the Covenantors have full power and authority to enter into and perform the Tax Deed;

       7.3.2 the Tax Deed, when executed, will constitute valid and binding obligations upon the Covenantors in accordance with its terms;

       7.3.3 the execution and delivery of and performance by the Covenantors of their obligations under the Tax Deed will not result in a breach of any provision of the memorandum and articles of association of the Company or a breach of any order, judgment or decree of any court to which they are a party or by which they are bound.

       7.4 Any amount payable hereunder by virtue of a breach of any Warranty or by virtue of sub-clause 7.2 or sub-clause 7.3 or any amounts deducted from sums due under the First Promissory Note for whatever reason shall be deemed to be a reduction in the consideration for the relevant Shares.

       7.5 The Purchaser may release or comprise the liability of any of the Warrantors hereunder or grant to any Warrantor time or other indulgence without affecting the liability of any other Warrantor hereunder.

       7.6 The provisions of Part 1 of the Tenth Schedule shall have effect in relation to the Warranties.

       7.7 Each of the Vendors hereby waivers any rights and actions he or she has now or may hereafter have against the Company in respect of:-

       7.7.1 the amendments to the Loan Stock proposed to holders of the Loan Stock in a letter from the Vendors' Counsel dated 15 March 1996 to holders of the Loan Stock to convert their Loan Stock into ordinary shares of 25p each on terms other than those set out in the Circular of the Company dated 10 October 1994; and

       7.7.2 the variation of the 1995 Executive Share Option Scheme of the Company.

       8.  PURCHASER'S REMEDIES

       8.1 Subject to Completion taking place and to the provisions of Part 1 of the Tenth Schedule, eachof the Warrantors hereby agrees with the Purchaser:-

       8.1.1 to pay to the Purchaser within fourteen days of receipt by the Warrantors of a written demand:-

       8.1.1.1 the amount necessary to put the Company and the Subsidiaries into the position which would have existed but for any beach of Warranty; and

       8.1.1.2  all reasonable cost and expenses incurred bythe
       Company or any of the Subsidiaries as a result of such breach of Warranty;

       8.1.2 to indemnify the Purchaser against any costs (including legal costs on an indemnity basis), or expenses which the Purchaser may reasonably incur either before or after the commencement of any action in connection with:-

       8.1.2.1 the settlement of any bona fide claim that any of the Warranties have been breached;

       8.1.2.2 any legal proceedings in which the Purchaser claims that any of the Warranties have been breached and in which judgment is given for the Purchaser; or

       8.1.2.3  the enforcement of any such settlement or judgment.

       The rights of the Purchaser referred to in this sub-clause 8.1 shall not restrict any of the rights of the Purchaser or the ability of the Purchaser to claim damages on any basis available to it in the event of a breach of any of the Warranties (or any of them) proving to be untrue, inaccurate or incomplete.

       8.2 The Purchaser shall be entitled to deduct (whether in full or in part and whether in respect of some or all of the Vendors) such amounts to which it is entitled in respect of a Relevant Claim, from payments which are or are to become due under the First Promissory Note in accordance with and subject to the terms of such Note. The parties hereto agree that, to the extent possible, the amount of any liability due under a Relevant Claim shall be satisfied firstly by setting off any amounts due to the Vendors under the First Promissory Note and thereafter by the Warrantors in accordance with this Agreement. The Vendors acknowledge that any such deduction may be madeby the Purchaser notwithstanding that the Relevant Claim shall be against a Warrantor or Warrantors.

       8.3 The Purchaser may (without any liability of its part) rescind this Agreement by notice in writing to the Vendors to that effect as soon as reasonably practicable after the Purchase becomes aware of a material breach of Warranty but in any event prior to completion.

       8.4 The rights, including any such rights of rescission conferred on the Purchaser by this Clause 8, shall be in addition to and without prejudice to all other rights and remedies available to the Purchaser.

       8.5 No failure to exercise, and no delay in exercising on the part of the Purchaser any right or remedy in respect of any Warranty or on the part of the Vendors any right or remedy in respect of any Purchaser's Warranty, shall operate as a waiver ofsuch right, remedy or Warranty or any Purchaser's Warranty (as the case may be) nor shall a single or partial exercise of such rights or remedy preclude the exercise of such or any other right or remedy.

       9.  PURCHASER'S WARRANTIES AND INDEMNITY

       9.1  The Purchaser hereby warrants to the Vendors that:-

       9.1.1 the Purchaser's Warranties are at the date hereof and will at Completion be true accurate and complete in all respects; and

       9.1.2 it will forthwith disclose in writing to the Vendors any matter or thing which may become known to it after the date hereof and priorto Completion which is inconsistent with any of the Purchaser's Warranties.

       9.2 The provisions of Part 2 of the Tenth Schedule shall have effect in relation to the Purchasers' Warranties.

       9.3 The Vendors may (without any liability on their respective parts) rescind this Agreement by notice in writing to the Purchaser to that effect as soon as reasonable practicable after the Vendors become aware of a material breach of the Purchaser's Warranties but in any event prior t completion.

       9.4 The rights, including any such right of rescission conferred on the Vendors by this Clause 9 shall be in additional to and without prejudice to all other rights and remedies available to the Vendors.

       10.  ACTIONS PENDING COMPLETION

       In the period from the date of this Agreement to Completion:-

       10.1 the Warrantors shall procure that each of the Company and the Subsidiaries shall:-

       10.1.1 continue its business in the ordinary and usual course and so as to maintain the same as a going concern;

       10.1.2 not enter into an contract, transaction or arrangements with the Vendors or any person connected with the Vendors other than as contemplated by this Agreement or as set out in the Disclosure Letter;

       10.1.3. not increase or agree to increase the remuneration (including, without limitation, pension contributions, bonuses, commissions and benefits in kind) of its directors or employees (other than minor increases or increases as a result of normal annual reviews of staff other than directors as specified in the Disclosure Letter, which the Vendors shall notify to the Purchaser as soon as reasonably possible) or provide or agree to provide any gratuitous payment or benefit to any such person or any of their dependents and no employees (other than casual employees) shall be engaged (other than as set out in the business plans of the Company and the Subsidiaries and as specified in the Disclosure Letter) or dismissed over their terms of employment altered;

       10.1.4 not amend or discontinue any of the Pension Schemes or communicate to any employee any plan, proposal or intention to amend or discontinue any o the Pension
       Schemes;

       10.1.5 not (i) acquire or agree to acquire or (ii) dispose or agree to dispose of any assets (other than in the normal course of business) or (iii) (other than in the normal course of business) enter into any contract or arrangement involving expenditure or liabilities, in each case in excess of in the aggregate 100,000 pounds without the prior consent of the Purchaser (such consent not to be unreasonably withheld or delayed);

       10.1.6 not make any payments out of any bank or deposit account exceeding in aggregate 5,000 pounds (except for payments in the normal course of business or other than as envisaged in the capital expenditure plans of the Company and the Subsidiaries and as specified in the Disclosure Letter);

       10.1.7 not create or agree to create any further security over or encumber or agree to encumber any of its assets (otherwise than pursuant to lease arrangements as envisaged in the business plans of the Company and the Subsidiaries and as specified in the Disclosure Letter) or redeem or agree to redeem any existing security or give or agree to give any guarantees or indemnities, other than any guarantee or indemnity given in the ordinary course of business in connection with the sale of goods and provisions of services;

       10.1.8 not alter or agree to alter the terms of any existing borrowing facilities or arrange additional borrowing facilities (otherwise than pursuant to lease arrangements as envisaged in the business plans of the Company and the Subsidiaries and as specified in the Disclosure Letter);

       10.1.9 not alter or agree to alter or terminate or agree to terminate any material agreement to which it is a party without the prior consent of the Purchaser, such consent not to be unreasonably withheld ("material meaning for this purpose any party to such agreement havin to make payment to the other amounts in excess of, in the aggregate, more than 100,000 pounds;

       10.1.10 not enter into any material litigation or arbitration proceedings without the prior consent of the Purchaser, such consent not to be unreasonably withheld ("material" meaning for this purpose proceedings involving a claim of, in the aggregate, more than 10,000 pounds);

       10.1.11 not declare, pay or make any dividend or other distribution of capital within the meaning of the Taxes Act 1988;

       10.1.12 not create, allot or issue any share or loan capital other than pursuant to the Trilogy Acquisition Agreement, the exercise of the Options and the conversion of the Loan Stock;

       10.1.13 not pass any resolution in general meeting;

       10.1.14 continue its insurance policies and do nothing to render such policies void or voidable;

       10.1.15 give all reasonable co-operation to the Purchaser so as to ensure a smooth, orderly and efficient continuation of management of the Company and the Subsidiaries after Completion;

       10.1.16 afford the officers, employees, agents, lawyers, investment bankers, accountants, and other representatives of the Purchaser reasonable access to the plants, properties, books and records of the Company and the Subsidiaries during normal office hours and on receipt of reasonable prior notice, and permit them to make copies of such books and records, and shall from time to time furnish the Purchaser with such additional financial and operating data and other information as to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of the Company and the Subsidiaries as the Purchaser may from time to time reasonablyrequest.

       10.2 the Vendors shall not, and shall not authorize nor knowingly permit any officer, director, employee, agent, lawyer, investment banker, accountant, or other representative or any of them directly or indirectly, to:-

       10.2.1 initiate contact with any persons or entity in an effort to solicit any Takeover Proposal (as hereinafter defined);

       10.2.2 co-operate with, or furnish or cause to be furnished any confidential information relating to the financial conditions, results of operations, business, properties, assets, liabilities, or future prospects of the Company or any Subsidiary to any person or entity in connection with any Takeover Proposal;

       10.2.3 negotiate with any person or entity with respect to any Takeover Proposal; or

       10.2.4 enter into any agreement or understanding with the intent to effect a Takeover Proposal;

       For the purposes this sub-clause 10.2, "Takeover Proposal" shall mean any proposal of which the Company, its Directors or Vendors are aware, other than as contemplated by this Agreement:-

       (i) for a merger, consolidation, reorganization, other business combination, or recapitalization involving the Company, for the acquisition of a five per cent. (5%) or greater interest in the issued share capital or in any class or series of shares in the capital of the Company, for the acquisition of the right to hold five per cent. (5%) or more of the voting rights on any matter with respect to the Company, or for the acquisition of a substantial portion of any of its assets other than in the ordinary course of its businesses; or

       (ii) the effect of which may be to prohibit, restrict, or delay the completion of any of the transactions contemplated by this Agreement;

       10.3 the Vendors shall use all their voting rights to which they are entitled in respect of their shares in the Company to vote against:-

       10.3.1 any merger, consolidation, reorganization, other business combination, or capitalization involving the Company;

       10.3.2  any sale of assets of the Company;

       10.3.3 any sub-division of shares; scrip dividend, or reverse stock split relating to any class or services of the Company's shares;


       10.3.4 any issue of any shares in the capital of the Company, any option, warrant, or other right calling for the issuance of any such share, or any security convertible into or exchangeable for any such share;

       10.3.5 any authorization or creation of any other class or series of share of the Company (except as contemplated herein);

       10.3.6 any amendment of the Memorandum and Articles of Association of the Company (except as contemplated herein);

       10.3.7 any other proposition the effect of which may be to prohibit, restrict, or delay the completion of any of the transactions contemplated by this Agreement;

       PROVIDED THAT nothing in this sub-clause 10.3 shall prevent the Vendors using their voting rights to vote in favor of the Resolutions and any resolutions (which have been approved in writing by the Purchaser) in connection with the exercise of the Options, the conversion of the Loan Stock and/or the completion of the Trilogy Acquisition Agreement.

       10.4 In the event that any Vendor shall accept another offer for the purchase of the Shares the Vendors will forthwith pay to the Purchaser the sum of 400,000 pounds, by telegraphic transfer of immediately available funds to an account designated by the Purchaser for such purpose.

       11.  NON-SOLICITATION

       11.1 The Warrantors and each of them hereby undertakes with the Purchaser that they will not whether directly or indirectly or whether on their own account or for the account of any other person, firm or company, or as agent, director, partner, manager, employee, consultant or shareholder of or in any other person, firm or company:-

       11.1.1 during the period from the date hereof to the second anniversary of the Completion Date carry on or be engaged or concerned or interested in any business which is directly or indirectly in competition with any business of the Company or of the Subsidiaries (or any of them) carried on at the date of this Agreement in such countries in which such business is carried on at the date of this Agreement;

       11.1.2. during the period from the date hereof to the second anniversary of the Completion Date seek in competition with any business of the Purchaser or the Company or any of the Subsidiaries to procure orders from or do business with any person firm or company who has been a customer of any of them (other than Anna Valley Electronics Limited provided that such company does not at any relevant time compete with any business of the Purchaser or the Company or any of the Subsidiaries) at any time during the period of twelve months prior to the Completion Date and in this context the Purchaser shall provide (for information purposes only) a list of its customers during such period;

       11.1.3 during a period from the date hereof o the second anniversary of the Completion Date, solicit or endeavor to entice away from or iscourage from being employed by the Company, or any of the ubsidiaries, any person who is at the date hereof an employee of he Company or of any of the Subsidiaries, or whom any of such companies may at the date hereof have agreed to engage as an employee; or

       11.1.4 during the period from the date hereof to the second anniversary of the Completion Date, attempt to employ or negotiate or arrange the employment of or engagement by any other person of, any person who is at the date hereof or at the Completion Date shall be an employee of the Company or of any of the Subsidiaries or whom any of such companies may at the date hereof have agreed to engage as an employee; or

       11.1.5 (subject as may otherwise be agreed by the Purchaser in writing) save for Mr JFG Wilson, during the period from the date hereof to the second anniversary of the Completion Date, be employed by or act as a consultant to Annal Valley
       Electronics Limited.

       11.2 It is agreed by the parties that, whilst the restrictions set out in sub-clause 11.1 are considered fair and reasonable, if it should be found that any of the restrictions be void as going beyond what is fair and reasonable in al the circumstances and if by deleting part of the wording or substituting a shorter period of time or a different geographical limit or more restricted ranges of activities set out in sub-clause 11.1 it would not be void, then there shall be substituted such ext less extensive period and/or limit and/or activities for the period of time, geographical limits or ranges of activities or such deletions shall be made as shall render sub-clause 11.1 valid and enforceable.

       11.3 Nothing in this Clause 11 shall prohibit any person subject to the restrictions contained herein from (1) being the holder of not more than five percent. (5%) of any class of stock, shares or debentures or other securities in any company which is listed and/or dealt in on the London Stock Exchange or Alternative Investment Market of such Stock Exchange or any recognized securities exchange or (2) being interested as a shareholder or director only in Anna Valley Electronics Limited (provided that such company shall at all relevant times not compete with any business of the Purchaser, the Company or any of the Subsidiaries) and in any such company as the Purchaser may from time to time (at its discretion) in writing agree.
       For the purposes of this Clause the Purchaser shall be deemed to have agreed to the Warrantors being interested to the extent permitted above in companies details of which have been specifically disclosed to the Purchaser in the Disclosure Letter.

       12.  RESTRICTIVE TRADE PRACTICES ACTS

       The restrictions contained in Clause 11 shall not take effect until the day after the day upon which particulars of this Agreement have been duly furnished to the Director General of Fair Trading pursuant to Section 24 Restrictive Trade Practices Act 1976. The parties shall use all reasonable endeavors to procure the furnishings of such particulars as soon as reasonable possible after the execution of this Agreement and any party may request (and the other shall support such a request) that this Agreement or parts thereof do not become open to public inspection.



       13.  PENSION SCHEMES AND EMPLOYEES

       13.1 Within one calendar month of Completion, the Purchaser shall instruct the Vendors' Actuary to carry out an actuarial valuation of the Pension Schemes as at Completion based on the methods and assumptions set out in proposed Actuarial Basis 2 of the Actuary's Letter and in accordance with sub-clause 13.5 and to provide a copy of the actuarial valuation to the Purchaser and the Vendors' Representative.

       13.2 If the Purchaser or the Vendors' Representative dispute the conclusions contained in the actuarial valuation prepared in accordance with sub-clause 13.1, the issue or issues in dispute shall be referred for determination to an independent actuary appointed by agreement between the Vendors' Representative and the Purchaser or in default of agreement by the president for the time being of the Institute of Actuaries. Such actuary shall act as an expert and not an arbitrator and his decision shall be final and binding (in the absence of manifest error).

       13.3 The Vendors and the Purchaser shall procure that all such information as the Vendor's Actuary may require for the purpose of compiling the actuarial valuation for the purposes of sub-clause 13.1, or as the Purchaser or the Vendors' Representative or the independent actuary may require for the purposes of sub-clause 13.2, shall be made available promptly and that all such information shall be accurate and complete.

       13.4 For the purposes of Part 1 of the Tenth Schedule the Pension Surplus shall mean an amount equal to the lesser of:-

       13.4.1   1,000,000 pounds, and

       13.4.2. the difference between the actuarial value of the liabilities and the actuarial value of the assets both calculated, subject as provided below, in accordance with the Proposed Actuarial Basis 2 of the Actuary's Letter (for the purposes of Part 1 of the Tenth Schedule and without prejudice to Part 1 of he Sixth Schedule, for the avoidance of doubt the Pension Surplus shall not be less than zero).

       13.5.1 For the purpose of determining the actuarial value of the assets, for the purposes of sub-clauses 13.1 and 13.4.2 the Purchaser shall instruct Pension Schemes' auditor to compile an audited schedule of the values of the Pension Schemes' asset as at Completion.

       13.5.2 For the purpose of compiling the audited schedule referred to in sub-clause 13.5.1:-

       (i) each of the Pension Schemes' freehold property investments shall be valued as at 31 march 1996 by a chartered surveyor (approved for the purposes of this Clause by the Purchaser) on an open market valuation basis; and

       (ii) other assets of Pension Schemes will be valued in accordance with the accounting policies used in preparing the most recent audited accounts for the Pension Schemes.

       13.6 All costs relating to the actuarial valuation and any disputes connected with such valuation shall be met by the Purchaser of the Company.

       13.7 The Purchaser hereby acknowledges that it shall issue and allot up to a maximum of 47,340 Employee Shares and pay a bonus of up to a maximum in aggregate of 10,000 pounds, to certain employees of the Company and Subsidiaries to be agreed, in accordance with and subject to performance related criteria to be agreed between the purchaser and the Vendors' Representative as soon as practicable following Completion.

       14.  ANNOUNCEMENTS AND CONFIDENTIALITY

       14.1 Other than to the extent required by law (including US law) or by the Rules of the New York Stock Exchange, no announcement or disclosure concerning the matters provided for in this Agreement shall be made or issued by or on behalf of the Vendor or the Purchaser without the prior written approval of the Purchaser, in the case of the Vendors, or the Vendors' Representative, in the case of the Purchaser.

       14.2 The Vendors shall ensure that all confidential information which the Vendors, the Company, any of its respective officers, directors, employees, agents, lawyers, investment bankers, or accountants, may now possess or may hereafter create or obtain relating to the financial condition, results of operation, business, properties, assets, liabilities, or future prospects of the Purchaser shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them without the prior written consent of the Purchaser PROVIDED THAT the restrictions contained in this sub-clause shall not apply (a) as may otherwise be required to be disclosed by law or relevant regulations (b) as may be necessary or appropriate in connection with the enforcement of this Agreement, (c) to the extent the information shall have otherwise become publicly available or in the public domain at the date of this Agreement or (d) to information which was lawfully in the possession of the Vendors or any of their advisers, bankers, employers or accountants and which was not directly acquired from the Purchaser or any of its directors, officers, advisers, and employees.

       14.3 In the event of the termination or rescission of this Agreement, the Purchaser shall ensure that all confidential information which the Purchaser, any of its respective Officers, directors, employees, agents, lawyers, investment bankers, or accountants, may now possess or may hereafter create or obtain relating to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company and the Subsidiaries shall not be published, disclosed, or made accessible by it to any other person or entity at any time or used by it without the prior written consent of the Vendors' Representative PROVIDED THAT the restrictions contained in this sub-clause shall not apply
       (a) as may otherwise be required to be disclosed by law or relevant regulations (b) as may be necessary or appropriate in connection with the enforcement of this Agreement, (c) to the extent the information shall have otherwise become publicly available or in the public domain at the date of this Agreement or (d) to information which was lawfully in the possession of the purchaser or any of its advisers, bankers, employees or accountants and which was not directly acquired from the Vendors or any of their directors, officers, advisers, and employees.

       15.  FURTHER ASSURANCE

       The Vendors and the Purchasers shall do and execute, and shall use their respective reasonable endeavors to procure any other necessary party to do and execute, all such further acts, things, deeds and documents as may be necessary to give effect to the terms of this Agreement.

       16.  WAIVER

       No waiver by any of the parties of any of the requirements hereof or of any of its rights hereunder shall have effect unless given in writing and signed by such party or, in the case of the Purchaser, by a director or other duly authorized officer of such party.

       17.  ENTIRE AGREEMENT AND VARIATIONS

       17.1 This Agreement and any documents in the agreed form contain the entire agreement and understanding of the parties in connection with the subject matter thereof and supersede and extinguish all and any representations and warranties previously given and/or made and all prior oral and written and contemporaneous oral negotiations, commitments and understandings between such parties (including without limitation the Letter of Intent dated 4th January 1995 between the Company and the Purchaser) other than those expressly set forth herein and also other than any misrepresentation or breach of warranty which constitutes fraud, wilful misconduct or gross negligence.

       17.2 In particular (but without prejudice to the generality of the other provisions of this Clause) each party acknowledges to the other (to the intent that the other shall execute this Agreement and any documents in the agreement from in reliance upon such acknowledgement) that it has not been induced to enter into this Agreement and such other documents by nor relied upon any representation or warranty other than the representations and/or warranties expressly set forth in this Agreement or in any document in the agreed form. This acknowledgement shall not apply to any misrepresentations and or breaces of warranty which constitute fraud, wilful misconduct or gross negligence.

       17.3 Without prejudice to the generality of the other provisions of this Cause each party hereby irrevocably and unconditionally waives any right it may have to claim damages or to rescind this Agreement and such other documents in the agreed form by reason of any misrepresentation and/or warranty not set forth in this Agreement or in any such document (unless such misrepresentation and/or breach of warranty constitutes fraud, wilful misconduct or gross negligence).

       17.4 It is expressly declared that no variations hereof shall be effective unless made in writing and signed by each of the parties or, in the case of the Purchaser, by a director or other duly authorized officer of such arty or, in the case of the Vendors, by the Vendors' Representative.

       18.  PROVISIONS RELATING TO THIS AGREEMENT

       18.1 This Agreement shall be binding upon and enure for the benefit of the successor and permitted assigns of the parties.

       18.2 The provisions of this Agreement insofar as the same shall not have been performed or waived at Completion
       (including but not limited to the Warranties and the Purchaser's Warranties) shall remain in full force and effect notwithstanding Completion.

       18.3 Save where otherwise specifically sated, each party to this Agreement shall pay its own costs of and incidental to this Agreement and the sale and purchase hereby agreed to be made. The Vendors shall on Completion pay the fees of Broadview Associates in full in cash or by telegraphic transfer in immediate available funds (or, to the extent already paid by the Company, reimburse the Company for such fees and Value Added Tax on Completion) and all fees due and owing as at Completion to Interregnum Venture Marketing Limited save for fees payable at the rate of 20,000 pounds per annum for consultancy services provided by Mr Olisa to the Company. The fees of Broadview Associates are estimated to be 395,082 pounds (exclusive of Value Added Tax). In no circumstances shall the Purchaser or the Company be liable for such fees.

       18.4 This Agreement may be entered into in any number of counterparts and by the parties to it on separate counterparts each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

       18.5 The rights of the Purchaser under or arising pursuant to this Agreement or the Tax Deed or any documents in agreed form may not be assigned in whole in part other than to a holder for the time being of the Shares being a Subsidiary of the Purchaser for so long as it remains such.

       18.6 The Purchaser shall be labile for all stamp duty due on the transfer of the shares.

       19.  PROVISIONS RELATING TO THE VENDORS' REPRESENTATIVE

       19.1 In order to administer efficiently the waiver of any Condition or any provision of Clause 6 or the obligations of the Vendors to complete the transactions contemplated hereby, the Vendors hereby designate the Vendors' Representative s their representative.

       19.2 In the event that the Vendors' Representative dies, becomes unable to perform his responsibilities hereunder or resigns from such position, the Vendors holding a majority of the Shares as set out in the First Schedule shall select another representative to fill such vacancy and such substituted representative shall be deemed to be the Vendors' Representative for all purposes of this Agreement.

       19.3 The Purchaser shall be able to rely conclusively on the instructions and decisions of the Vendors' Representative prior to or following Completion or any other actions required to be taken by the Vendors' Representative hereunder prior to Completion (including, without limitation, the execution and delivery b the Vendors' Representative of any agreement, certificate, instrument or other document required hereunder on behalf of any Vendor), and no party hereunder shall have any cause of action against the Purchaser for any action taken by the Purchaser in Reliance upon any instruction or decision of the Vendors' Representative.

       19.4 All actions, decisions and instructions of the Vendors' Representative (including, without limitation, the execution and delivery by the Vendors' Representative of any agreement, certificate, instrument or other document required hereunder on behalf of any Vendor) shall be conclusive and binding upon all of the Vendors and no Vendor shall have any cause of action against the Vendors' Representative for any action taken, decision made or instruction given by the Vendors' Representative under this Agreement, provided the Vendors' Representative acts in good faith.

       19.5 The Vendors' Representative is hereby authorized by each of the Vendors to act in the way contemplated by this Agreement and to take such decisions as he shall at his entire discretion determine and, provide he acts in good faith, the Vendors' Representative shall have and accepts no liability to any of the Vendors or to any other person (other than the purchaser) in connection with or as a result of anything which the Vendors' Representative does, refrains from doing or neglects or omits to do in connection with any matter relating to the Agreement.

       19.6 The provisions of this Clause 19 shall be binding upon the executors, heirs, legal representatives and successors of each Vendor, and any reference in this Agreement to a Vendor or the Vendors shall mean and include the successors to the Vendors' rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

       19.7 The Vendors' Representative shall not be required to expend any of his own money on or in relation to the matters referred to in this Agreement unless the Vendors' Representative has been indemnified by the Vendors to his full satisfaction in respect of the maximum amount of the expenses and other liabilities of any kind which he considers that he will or may incur in connection with or as a result of such proceedings and such indemnity shall be such as to ensure that the Vendors' Representative has immediate access to all such funds as he may require in order to meet all such expenses or other liabilities as the fall due PROVIDED THAT the Vendors' Representative shall be obliged to bear his proportion of such expenses and liabilities.

       19.8 Subject to the provision to sub-clause 19.7, if the Vendors' Representative shall expend his own money in relation to such matters he shall be entitled to be reimbursed by the Vendors' Administrator from the proceeds (if any) of the Promissory Note(s) prior to the release thereof by the Vendors' Administrator to the Vendors Representative shall have and accepts no liability to any of the Vendors or to any other persons (other than the Purchaser) in connection with or as a result of anything which the Vendors' Representative does, refrain from doing or neglects or omits to do in connection with any matter relating to the Agreement.

       19.6 The provisions of this Clause 19 shall be binding upon the executors, heirs, legal representatives and successors of each Vendor, and any references in this Agreement to a Vendor or the Vendors shall mean and include the successors to the Vendors' rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.


       19.7 The Vendors' Representative shall not be required to expense any of his own money on or in relation to the matters referred to in this Agreement unless the Vendors' Representative has been indemnified by the Vendors to his full satisfaction in respect of the maximum amount of the expenses and other liabilities of any kind which he considers that he will or may incur in connection with or as a result of such proceedings and such indemnity shall be such as to ensure that the Vendors' Representative has immediate access to all such funds as he may require in order to meet all such expenses or other liabilities as they fall due PROVIDED THAT the Vendors' Representative shall be obliged to bear his proportion of such expenses and liabilities.

       19.8 Subject to the provision to sub-clause 19.7, if the Vendors' Representative shall expend his own money in relation to such matters he shall be entitled to be reimbursed by the Vendors Administrator from the Proceeds (if any) of the Promissory Note(s) prior to the release thereof by the Vendors' Administrator to the Vendors.

       20,  PROVISIONS RELATING TO THE VENDORS' ADMINISTRATOR

       20.1 Each Vendor irrevocably authorizes the Purchaser to deposit all share certificates evidencing the Consideration Shares and any additions and substitutes to the Consideration Shares and the Promissory Notes with the Vendors' Administrator to be held by the Vendors' Administrator pursuant to the Administration Agreement.

       20.2 Delivery of any document or payment (other than payments referred to in sub-clause 6.4.1) required to be made to the Vendors or any of them under this Agreement may be made to the Vendors' Administrator whose receipt for such delivery or payment shall be an absolute discharge of the party making the same who shall not be concerned as to the application thereof.

       20.3 Without prejudice to the generality of the foregoing provisions of this Clause 20, in order to administer efficiently the giving or the receiving of notices or other communications required under the terms of the Promissory Note(s) or the Registration Rights Agreement, the Vendors hereby designate and appoint the Vendors' Administrator as the agent of each Vendor for the sole purpose of giving and receiving such notices and communications.

       20.4 The Purchaser shall be able to rely conclusively on the instructions and decisions of the Vendors' Administrator after Completion or any other actions required to be taken by the Vendors' Administrator hereunder after Completion (including, without limitation, the execution and delivery by the Vendors' Administrator of any agreement, certificate, instrument or other document required hereunder on behalf of any Vendor) in connection with the Registration Rights Agreement, the Promissory Notes or the Guaranty, and no party hereunder shall have any cause of action against the Purchaser for any action taken by the Purchaser in reliance upon any instruction or decision of the Vendors' Administrator.

       21.  NOTICES

       21.1 Any notice to be given hereunder shall either be delivered personally or sent by first class recorded delivery post or airmail or facsimile to the party to be served (in the case of Purchaser at 5 Hub Drive, Melville, New York, U.S.A. 11747, for the attention of Chief Executive Officer, with a copy (which copy shall not constitute notice) to Daniel I. DeWolf, Esq., Camhy Karlinsky & Stein LLP, 1740 Broadway, 16th Floor, New York, U.S.A. 10019 and (in the case of the Vendors) at the address set out opposite his/its name in the First Schedule or such address as may from time to time be notified to the other parties hereto for this purpose with a copy (which copy shall not constitute notice) to Donald J. Guiney Esq., Brobeck Hale and Dorr International, Veritas House, 125 Finsbury Pavement, London EC2A 1NQ and to the Vendors' Representative at the principal offices of the Company at Pro-Bel House, Danehill, Lower Earley, Reading, Bershire. A notice shall be deemed to have been served as follows:-

       21.1.1  if personally delivered, at the time of delivery;

       21.1.2 if posted in England to an address in England by overland mail at the expiration of two business days after the envelope containing the same was delivered into the custody of the posal authorities;

       21.1.3 if posted by airmail at the expiration of five business days after the envelope containing the same was delivered into the custody of the postal authorities;

       21.1.4 if sent by facsimile, at the expiration of one business day after the same was despatched.

       21.1.2 In proving such service it shall be sufficient to prove that personal delivery was made, or that the envelope containing such notice was properly addressed and delivered into the custody of the postal authority as a pre-paid first class recorded delivery letter, or airmail letter, or that the facsimile was properly addressed and despatched and the sender's machine shall have indicated that the message has been received at the addresee's machine, as the case may be.

       22.  LAWS

       22.1 The constructions, validity and performance of this Agreement shall be governed by the laws of England. The parties hereto irrevocably agree to submit to the non-exclusive jurisdiction of the courts of England and Wales in relation to disputes arising in connection with this Agreement. Notwithstanding the foregoing, the parties irrevocably agree to submit to the non-exclusive jurisdiction of New York arbitrators (in accordance with the terms of the Promissory Notes) in respect of any Relevant Claim in relation to which the Purchaser wishes to exercise its right under this Agreement.


       22.2 The Purchaser hereby appoints Messrs Charles Russell of 8-10 New Fetter Lane, London EC4A IRS to be its agent for service of proceedings for the purpose of any legal proceedings before the courts of England and Wales arising out of or in connection with this Agreement or such other personal having an address with London, England as the Purchaser may notify to the other parties in writing in accordance with Clause 19.


       IN WITNESS this Agreement has been signed by or on behalf of each of the parties hereto the day and year first before written.


       ANY EXHIBITS OR SCHEDLES REFERRED TO IN THIS AGREEMENT WILL BE PROVIDED TO THE S.E.C UPON YOUR REQUEST.

REGISTRATION RIGHTS AGREEMENT

       This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of the 12th of April, 1996, by and between CHYRON CORPORATION, a New York Corporation (the "Company") and MESSRS. BRONSENS, as administrator (the "Administrator") on behalf of each of the parties listed on Schedule A hereto (the "Shareholders").

       RECITALS:

       WHEREAS, the Shareholders are acquiring shares of the common stock, par value $.01 per share, of the Company (the "shares"), pursuant to the agreement for the sale and purchase of the entire issued share capital of Pro-Bel Limited, by and among Chyron Corporation, and all of the Shareholders of Pro-Bel Limited, dated as of April 12, 1996 (the "Purchase Agreement");

       WHEREAS, the Company desires to grant to the Shareholders certain registration rights relating to the Shares and the Shareholders desire to obtain such registration rights, subject to the terms and conditions set forth herein; and

       WHEREAS, pursuant to an Administration Agreement, dated April 12, 1996, attached as Exhibit A hereto and incorporated herein, the Shareholders have appointed the Administrator as their representative to administer the provisions relating to the Shareholders under this Agreement; and

       NOW, THEREFORE, in consideration of the mutual parties, representations, warranties and conditions set forth in this Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

       1. Definitions and References. For purposes of this Agreement, in addition to the definitions set forth above and elsewhere herein, the following terms shall have the following meanings:

       (a) The term "Commission" shall mean the Securities and Exchange Commission and any successor agency.

       (b) The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act (as herein defined) and the declaration or ordering of effectiveness of such registration statement or document.

       (c) For purposes of this Agreement, the term "Registrable Stock" shall mean (i) the Shares, (ii) any shares of the common stock of the Company, par value $.01 per share (the "Common Stock") issued as (or issuable upon the conversion or exercise of any warrant, right, option or other convertible security which is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Shares, and (iii) any Common Stock issued by way of a stock split of the Shares. For purposes of this Agreement, any Registrable Stock shall cease to be Registrable Stock when (W) a registration statement covering such Registrable Stock has been declared effective and such Registrable Stock has been disposed of pursuant to such effective registration statement,
       (x) such Registrable Stock is sold pursuant to Rule 144 (or any similar provision then in force) under the 1933 Act, (y) such Registrable Stock has been otherwise transferred, no stop transfer order affecting such stock is in effect and the Company has delivered new certificates or other evidences of ownership for such Registrable Stock not bearing any legend indicating that such shares have not been registered under the 1933 Act, or (z) such Registrable Stock is sold by a person in a transaction in which the rights under the provisions of this Agreement are not assigned.

       (d) The term "Holder" shall mean the Shareholders or any transferee or assignee thereof to whom the rights under this Agreement are assigned in accordance with Section 10 hereof, provided that the Shareholders or such transferee or assignee shall then own the Registrable Stock.

       (e) The term "1933 Act" shall mean the Securities Act of 1933, as amended.

       (f) AN "affiliate of such Holder" shall mean a person who controls, is controlled by or is under common control with such Holder, or the spouse or children (or a trust exclusively for the benefit of the spouse and/or children) of such Holder, or, in the case of a Holder that is a partnership, its partners.

       (g) The term "Person" shall mean an individual, corporation, partnership, trust, limited liability company, unincorporated organization or association or other entity, including any governmental entity.

       (h) The term "Requesting Holders" shall mean a Holder or Holders of in the aggregate of at least a majority of the Registrable Stock.

       (i) References in this Agreement to any rules, regulations or forms promulgated by the Commission shall include rules, regulations and forms succeeding to the functions thereof, whether or not bearing the same designation.

       2.  Demand Registration.

       (a) Commencing fifteen (15) months after the Completion Date (as defined in the Purchase Agreement), any Requesting Holders may make a written request to the Company (specifying that it is being made pursuant to this Section 2) that the Company file a registration statement under the 1933 Act (or a similar document pursuant to any other statute then in effect corresponding to the 1933 Act) covering the registration of Registrable Stock. In such event, the Company shall (x) within ten (10) days thereafter notify in writing all other Holders of Registrable Stock of such request, and (y) use its best efforts to cause to be registered under the 1933 Act all Registrable Stock that the Requesting Holders and such other Holders have, within thirty (30) days after the Company has given such notice, requested be registered. Unless a majority in interest of the Holders requesting to participate in such registration shall consent in writing, no other party, including the Company (but excluding another Holder), shall be permitted to offer securities in connection with such registration.

       (b) If the Requesting Holders intend to distribute the Registrable Stock covered by their request by means of an underwritten offering, they shall so advise the Company as a part of their request pursuant to Section 2(a) above, and the Company shall include such information in the written notice referred to in clause (x) of Section 2(a) above. In such event, the Holder's right to include its Registrable Stock in such registration shall be conditioned upon such Holder's participation in such underwritten offering and the inclusion of such Holder's Registrable Stock in the underwritten offering to the extent provided in this Section 2. All Holders proposing to distribute Registrable Stock through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters. Such underwriter or underwriters shall be selected by a majority in interest of the Requesting Holders and shall be approved by the Company, which approval shall not be unreasonably withheld; provided, that all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall be conditions precedent to the obligations of such Holders; and provided further, that no Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, the Registrable Stock of such Holder and such Holder's intended method of distribution and any other representation required by law or reasonably required by the underwriter.

       (c) Notwithstanding any other provision of this Section 2 to the contrary, if the managing underwriter of an underwritten offering of the Registrable Stock requested to be registered pursuant to this Section 2 advises the Requesting Holders in writing that in its opinion marketing factors require a limitation of the number of shares to be underwritten, the Requesting Holders shall so advise all Holders of Registrable Stock that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Stock that may be included in such underwritten offering shall be allocated among all such Holders, including the Requesting Holders, in proportion (as nearly as practicable) to the amount of Registrable Stock requested to be included in such registration by each Holder at the time of filing the registration statement; provided, that in the event of such limitation of the number of shares of Registrable Stock to be underwritten, the Holders shall be entitled to an additional demand registration pursuant to this
       Section 2. If any Holder of Registrable Stock disapproves of the terms of the underwriting, such Holder may elect to withdraw by written notice to the Company, the managing underwriter and the Requesting Holders. The securities so withdrawn shall also be withdrawn from registration.

       (d) Notwithstanding any provision of this Agreement to the contrary, the Company shall not be required to effect a registration pursuant to this Section 2 during the period starting with the fourteenth (14th) day immediately preceding the date of an anticipated filing by the Company of, and ending on a date ninety (90) days following the effective date of, a registration statement pertaining to a public offering of securities for the account of the Company; provided, that the Company shall actively employ in good faith all reasonable efforts to cause such registration statement to become effective; and provided further, that the Company's estimate of the date of filing such registration statement shall be made in good faith.

       (e) The Company shall be obliged to effect and pay for a total of only one (1) registration pursuant to this Section 2, unless increased pursuant to Section 2(c) hereof; provided, that a registration requested pursuant to this Section 2 shall not be deemed to have been effected for purposes of this Section 2(e), unless (i) it has been declared effective by the Commission,
       (ii) if it is a shelf registration, it has remained effective for the period set forth in Section 3(b), (iii) the offering of Registrable Stock pursuant to such registration is not subject to any stop order, injunction or other order or requirement of the Commission (other than any such action prompted by any act or omission of the Holders), and (iv) no limitation of the number of shares of Registrable Stock to be underwritten has been required pursuant to Section 2(c) hereof.

       3.  Obligations of the Company.  Whenever required under
       Section 2 to use its best efforts to effect the registration of any Registrable Stock, the Company shall, as expeditiously as possible:

       (a) prepare and file with the Commission, not later than ninety (90) days after receipt of a request to file a registration statement with respect to such Registrable Stock, a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such issue of Registrable Stock in accordance with the intended method of distribution thereof, and use its best efforts to cause such registration statement to become effective as promptly as practicable thereafter; provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will (i) furnish to one counsel selected by the Requesting Holders copies of all such documents proposed to be filed, and (ii) notify each such Holder of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

       (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than one hundred twenty (120) days or such shorter period which will terminate when all Registrable Stock covered by such registration statement has been sold (but not before the expiration of the forty (40) or ninety (90) day period referred to in Section 4(3) of the 1933 Act and Rule 174 thereunder, it applicable), and comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

       (c) furnish to each Holder and any underwriter of Registrable Stock to be included in a registration statement copies of such registration statement as filed and each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Stock owned by such Holder;

       (d) use its best efforts to register or qualify such Registrable Stock under such other securities or blue sky laws in such jurisdictions as any selling Holder or any underwriter of Registrable Stock reasonably requests, and do any and all other acts which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdiction of the Registrable Stock owned by such Holder; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d) hereof, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

       (e) use its best efforts to cause the Registrable Stock covered by such registration statement to be registered with or approved by such other governmental agencies or other authorities as may be necessary by virtue of the business and operations of the Company to enable the selling Holders thereof to consummate the disposition of such Registrable Stock;

       (f) notify each selling Holder of such Registrable Stock and any underwriter thereof, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act (even if such time is after the period referred to in Section 3(b)), of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances being made not misleading, and prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances being made not misleading.

       (g) make available for inspection by any selling Holder, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, in connection with such registration statement. Records or other information which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records or other information is necessary to avoid or correct a misstatement or omission in the registration statement, or (ii) the release of such Records or other information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each selling Holder shall, upon learning that disclosure of such Records or other information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records or other information deemed confidential;

       (h) furnish, at the request of any Requesting Holder, on the date that such shares of Registrable Stock are delivered to the underwriters for sale pursuant to such registration or, if such Registrable Stock is not being sold through underwriters, on the date that the registration statement with respect to such shares of Registrable Stock becomes effective, (1) a signed opinion, dated such date, of the legal counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and if such Registrable Stock is not being sold through underwriters, then to the Requesting Holders as to such matters as such underwriters or the Requesting Holders, as the case may be, may reasonably request and as would be customary in such a transaction; and (2) a letter dated such date, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and if such Registrable Stock is not being sold through underwriters, then to the Requesting Holders and, if such accountants refuse to deliver such letter to such Holder, then to the Company (i) stating that they are independent certified public accountants within the meaning of the 1933 Act and that, in the opinion of such accountants, the financial statements and other financial data of the Company included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, and (ii) covering such other financial matters (including information as to the period ending not more than five (5) business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as the Requesting Holders may reasonably request and as would be customary in such a transaction.

       (i) enter into customary agreements (including if the method of distribution is by means of an underwriting, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Stock to be so included in the registration statement;

       (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than eighteen (18) months after the effective date of the registration statement, an earnings statement covering the period of at least twelve (12) months beginning with the first full month after the effective date of such registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the 1933 Act; and

       (k) use its best efforts to cause all such Registrable Stock to be listed on the New York Stock Exchange and/or any other securities exchange on which similar securities issued by the Company are then listed, or traded on the National Association of Securities Dealers Automated Quotations Systems, if such listing or trading is then permitted under the rules of such exchange or system, respectively.

       The Company may require each selling Holder of Registrable Stock as to which any registration is being effected to furnish to the Company such information regarding the distribution of such Registrable Stock as the Company may from time to time reasonably request in writing.

       Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in
       Section 3(f) hereof, such Holder will forthwith discontinue disposition of Registrable Stock pursuant to the registration statement covering such Registrable Stock until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Stock current at the time of receipt of such notice. In the event the Company shall give any such notice, the Company shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement (including the period referred to in Section 3(b)) by the number of days during the period from and including the date of the giving of such notice pursuant to
       Section 3(f) hereof to and including the date when each selling Holder of Registrable Stock covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 3(f) hereof.

       4. Incidental Registration. Commencing twelve (12) months after the Completion Date (as defined in the Purchase Agreement), if the Company determines that it shall file a registration statement under the 1933 Act (other than a registration statement on a Form S-4 or S-8 or filed in connection with an exchange offer or an offering of securities solely to the Company's existing stockholders) on any form that would also permit the registration of the Registrable Stock and such filing is to be on its behalf and/or on behalf of selling holders of its securities for the general registration of its common stock to be sold for cash, at each such time the Company shall promptly give each Holder written notice of such determination setting forth the date on which the Company proposes to file such registration statement, which date shall be no earlier than forty (40) days from the date of such notice, and advising each Holder of its right to have Registrable Stock included in such registration. Upon the written request of any Holder received by the Company no later than twenty (20) days after the date of the Company's notice, the Company shall use its best efforts to cause to be registered under the 1933 Act all of the Registrable Stock that each such Holder has so requested to be registered. If, in the written opinion of the managing underwriter or underwriters (or, in the case of a non-underwritten offering, in the written opinion of the placement agent, or if there is none, the Company), the total amount of such securities to be so registered, including such Registrable Stock, will exceed the maximum amount of the Company's securities which can be marketed (i) at a price reasonably related to the then current market value of such securities, or (ii) without otherwise materially and adversely affecting the entire offering, then the amount of Registrable Stock to be offered for the accounts of Holders shall be reduced pro rata to the extent necessary to reduce the total amount of securities to be included in such offering to the recommended amount; provided, that if securities are being offered for the amount of other Persons as well as the Company, such reduction shall not represent a greater fraction of the number of securities intended to be offered by Holders than the fraction of similar reductions imposed on such other Persons other than the Company over the amount of securities they intended to offer.

       5.  Holdback Agreement - Restrictions on Public Sale by Holder.

       (a) To the extent not inconsistent with applicable law, each Holder whose Registrable Stock is included in a registration statement agrees not to effect any public sale or distribution of the issue being registered or a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the 1933 Act, during the fourteen (14) days prior to, and during the ninety (90) day period beginning on, the effective date of such registration statement (except as part of the registration), if and to the extent requested by the Company in the case of a non-underwritten public offering or if and to the extent requested by the managing underwriter or underwriters in the case of an underwritten public offering.

       (b)  Restrictions on Public Sale by the Company and Others.
       The Company agrees (i) not to effect any public sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities, during the fourteen (14) days prior to, and during the ninety (90) day period beginning on, the effective date of any registration statement in which Holders are participating (except as part of such registration), if and to the extent requested by the Holders in the case of a non-underwritten public offering or if and to the extent requested by the managing underwriter or underwriters in the case of an underwritten public offering; and (ii) that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any securities convertible into or exchangeable or exercisable for such securities (other than pursuant to an effective registration statement) shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the periods described in (i) above, in each case including a sale pursuant to Rule 144 under the 1933 Act.

       6. Expenses of Registration. All expenses incurred in connection with each registration pursuant to Sections 2 and 4 of this Agreement, excluding underwriters' discounts and commissions, but including, without limitation, all registration, filing and qualification fees, word processing, duplicating, printers' and accounting fees (including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance), exchange listing fees or National Association of Securities Dealers fees, messenger and delivery expenses, all fees and expenses of complying with securities or blue sky laws, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one (1) counsel for the selling Holders shall be paid by the Company. The selling Holders shall bear and pay the underwriting commissions and discounts applicable to the Registrable Stock offered for their account in connection with any registrations, filings and qualifications made pursuant to this Agreement.

       7.  Indemnification and Contribution.

       (a) Indemnification by the Company. The Company agrees to indemnify, to the full extent permitted by law, each Holder, its officers, directors and agents and each Person who controls such Holder (within the meaning of the 1933 Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein (in case of a prospectus or preliminary prospectus, in the light of the circumstances under which they were made) not misleading. The Company will also indemnify any underwriters of the Registrable Stock, their officers and directors and each Person who controls such underwriters (within the meaning of the 1933 Act) to the same extent as provided above with respect to the indemnification of the selling Holders.

       (b) Indemnification by Holders. In connection with any registration statement in which a Holder is participating, each such Holder will furnish to the Company in writing such information with respect to such Holder as the Company reasonably requests for use in connection with any such registration statement or prospectus and agrees to indemnify, to the extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact or any omission or alleged omission of a material fact required to be stated in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information with respect to such Holder so furnished in writing by such Holder. Notwithstanding the foregoing, the liability of each such Holder under this Section 7(b) shall be limited to an amount equal to the initial public offering price of the Registrable Stock sold by such Holder, unless such liability arises out of or is based on willful misconduct of such Holder.

       (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such Person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such Person will claim indemnification or contribution pursuant to this Agreement and, unless in the reasonable judgment of such indemnified party, a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claims with counsel reasonably satisfactory to such indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). Failure by such Person to provide said notice to the indemnifying party shall itself not create liability except to the extent of any injury caused thereby. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. If the indemnifying party is not entitled to , or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one (1) counsel with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

       (d) Contribution. If for any reason the indemnify provided for in this Section 7 is unavailable to, or is insufficient to hold harmless, an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses, (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, (ii) if the allocation provided by clause (i) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties; and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

       These parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

       If indemnification is available under this Section 7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 7(a) and (b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 7.

       8. Participation in Underwritten Registrations. No Holder may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's securities on the basis provided in any underwriting arrangements approved by the Holders entitled hereunder to approve such arrangements, and
       (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

       9. Rule 144. The Company covenants that it will file the reports required to be filed by it under the 1933 Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the Commission thereunder; and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Stock without registration under the 1933 Act within the limitation of the exemptions provided by
       (a) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

       10. Transfer of Registration Rights. The registration rights of any Holder under this Agreement with respect to any Registerable Stock may be transferred to any transferee of such Registrable Stock; provided that such transfer may otherwise be effected in accordance with applicable securities laws; provided further, that the transferring Holder shall give the Company written notice at or prior to the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being transferred; provided further, that such transferee shall agree in writing, in form and substance satisfactory to the Company, to be bound as a Holder by the provisions of this Agreement; and provided further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by such transferee is restricted under the 1933 Act. Except as set forth in this Section 10, no transfer of Registrable Stock shall cause such Registrable Stock to lose such status.

       11. Mergers, Etc. The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to "Registrable Stock" shall be deemed to be references to the securities which the Holders would be entitled to receive in exchange for Registrable Stock under any such merger, consolidation or reorganization; provided, however, that the provisions of this Section 11 shall not apply in the event of any merger, consolidation or reorganization in which the Company is not the surviving corporation if each Holder is entitled to receive in exchange for its Registrable Stock consideration consisting solely of (i) cash, (ii) securities of the acquiring corporation which may be immediately sold to the public without registration under the 1933 Act, or (iii) securities of the acquiring corporation which the acquiring corporation has agreed to register within ninety (90) days of completion of the transaction for resale to the public pursuant to the 1933 Act.

       12.  Miscellaneous.

       (a) No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement.

       (b) Remedies. Each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive (to the extent permitted by law) the defense in any action for specific performance that a remedy of law would be adequate.

       (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provision hereof may not be given unless the Company has obtained the written consent of the Holders of at least a majority of the Registrable Stock then outstanding affected by such amendment, modification, supplement, waiver or departure.

       (d) Successors and Assigns. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

       (e) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be performed wholly within that state, without regard to the conflict of law rules thereof.

       (f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       (g) Headings. The headings in this Agreement are used for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

       (h) Notices. Any notice required or permitted under this Agreement shall be given in writing and shall be delivered in person or by telecopy or by overnight courier guaranteeing no later than second business day delivery, directed to (i) the Company at the address set forth below its signature hereof or
       (ii) a Holder at the address of the Administrator set forth below its signature hereof. Any party may change its address for notice by giving ten (10) days advance written notice to the other parties. Every notice or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, or on the date actually received, if sent by telecopy or overnight courier service, with receipt acknowledged.

       (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Holders shall be enforceable to the fullest extent permitted by law.

       (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

       (k) Enforceability. This Agreement shall remain in full force and effect notwithstanding any breach or purported breach of, or relating to, the Purchase Agreement.

       (1) Recitals. The recitals are hereby incorporated in the Agreement as if fully set forth herein.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

       CHYRON CORPORATION


       By:  Michael Wellesley-Wesley
            Chairman and CEO

       5 Hub Drive
       Melville, New York  11747
       U.S.A.

       BRONSENS


       By:  Peter Bronsen
            Partner

       26 Beaumont Street
       Oxford OX1 2NP
       ENGLAND

EXHIBIT III



       PRO-BEL LIMITED

       DIRECTORS' REPORT AND FINANCIAL STATEMENTS

       FOR THE YEAR ENDED 31 OCTOBER 1995

PRO-BEL LIMITED

       COMPANY INFORMATION


       Directors          R.W. Hartman (Chairman)
                          J.F.G. Wilson
                          D. Owen
                          D.K. Steel
                          G.M. Pitman
                          G.D. Roe
                          I.R. Henderson
                          K. Olisa

       Secretary          R.W. Hartman

       Company Number     1316843 (England and Wales)

       Registered Office  22, Manor Road
                          South Hinksey
                          Oxford
                          OX1 5AS

       Auditors           Bronsens
                          Chartered Accountants
                          26, Beaumont Street
                          Oxford
                          OX1 2NP

       Business Address   Danehill
                          Lower Earley
                          Reading
                          Berkshire
                          RG6 4PB

       Bankers            Barclays Bank plc
                          Oxford City Office (Old Bank)
                          P.O. Box 333
                          Oxford
                          OX1 3HS

       Solicitors         Charles Russell
                          Killowen House
                          Bayshill Road
                          Cheltenham
                          GL50 3AW

PRO-BEL LIMITED

       CONTENTS


       Directors' Report                       1-2

       Auditors' Report                          3

       Group Profit and Loss Account             4

       Group Balance Sheet                       5

       Company Balance Sheet                     6

       Group Cash Flow Statement               7-8

       Notes to the Financial Statements      9-24

PRO-BEL LIMITED

       DIRECTORS' REPORT
       FOR THE YEAR ENDED 31 OCTOBER 1995

       The directors present their report and the financial statements for the year ended 31 October 1995.

       PRINCIPAL ACTIVITIES

       The principal activity of the group was that of the manufacturing and distribution of equipment for the professional broadcasting industry.

       RESULTS AND DIVIDENDS

       The results for the year are set out on page 4. The directors are pleased to report a significant increase in turnover of the group from 11,669,000 British pounds in 1994 to 18,166,000 British pounds, and an increase in the net profits from 548,000 British pounds in 1994 to 1,129,000 British pounds for the year. It is proposed that the group profit for the year is transferred to reserves. The directors do not recommend the payment of a dividend.

       FIXED ASSETS

       Detail of the movements in fixed assets during the year are set out in notes 8 and 9 to the financial statements.

       MARKET VALUE OF LAND AND BUILDINGS

       The freehold property was revalued in 1993 by the directors, after seeking professional advice, at a value of 1,400,000
       British pounds. In the opinion of the directors, this valuation remains valid.

       RESEARCH AND DEVELOPMENT

       All research and development costs are charged to the profit and loss account in the year in which they are incurred.

       DIRECTORS AND THEIR INTERESTS

       The directors who served during the year and details of their interest in the company were as stated below.

                     Convertible                 Number of Ordinary
                     Loan Stock  Option Rights        25p Shares
                        1995     1995     1994     1995     1994
                       Pounds   Number   Number   Pounds   Pounds

       R.W. Hartman    55,000                    880,000  960,000
       J.F.G. Wilson   10,000                    240,000  240,000
       D. Owen         10,000  100,000  100,000  240,000  240,000
       D.K. Steel      10,000  100,000  100,000  240,000  240,000
       G.M. Pitman     10,000  100,000  100,000  240,000  240,000
       G.D. Roe        10,000  100,000  100,000  240,000  240,000
       I.R. Henderson   5,000   80,000   80,000   80,000
       K. Olisa (appointed 18.06.95)

Under an Executive Share Option Scheme, as stated above the directors acquired the rights to subscribe for ordinary shares of 25p each in the company. The option is exercisable at any time after 31 October 1989, but before 31 May 2001, at a price of fifty pence per share.

       Refer to note 14 to the financial statements relating to conversion of convertible loan stock.

PRO-BEL LIMITED

       DIRECTORS' REPORT
       FOR THE FISCAL YEAR ENDED 31 OCTOBER 1995


       STATEMENT OF DIRECTORS' RESPONSIBILITIES

       Company law requires the directors to prepare financial statements for each financial year which give a true and fair view of the state of the affairs of the company and of the profit or loss of the company for that period. In preparing those financial statements, the directors are required to:

       - select suitable accounting policies and then apply them consistently;

       - make judgements and estimates that are reasonable and prudent;

       - state whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the financial statements;

       - prepare the financial statements on the going concern basis unless it is inappropriate to presume that the company will continue in business.

       The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and to enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.


       This report was approved by the Board on 2 April 1996



       Secretary

PRO-BEL LIMITED

       AUDITORS' REPORT
       TO THE SHAREHOLDERS OF PRO-BEL LIMITED


       We have audited the financial statements on pages 4 to 24, which have been prepared under the historical cost convention as modified by the revaluation of certain fixed assets and the accounting policies set out on page 10 and 11.

       RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS
       As described on page 3 the company's directors are responsible for the preparation of financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

       BASIS OF OPINION
       We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

       We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatements, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

       UNITED KINGDOM OPINION
       In our opinion the financial statements give a true and fair view of the state of the company's and group's affairs as at 31 October 1995 and of their profit for the year then ended and have been properly prepared in accordance with the Companies Act 1985.

       UNITED STATES OPINION
       In our opinion, the financial statements present fairly, in all material respects, the financial position of the company and the group at 31s October 1995, 1994, and 1993 and the results of its operation and cash flows for each of the three years in the period ended 31st October 1995 in conformity with accounting principles generally accepted in the United Kingdom.

       Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of consolidated net income for each of the three years in the period ended 31 October 1995 and consolidated shareholders' equity at 31st October 1995 and 1994 as shown in the summary of differences between UK and US generally accepted accounting principles.



       BRONSENS

       Chartered Accountants
       Registered Auditors

       26, Beaumont Street
       Oxford
       OX1 2NP

       Dated:  20 June 1996

       NOTE: These financial statements have been prepared in accordance with the Companies Act 1985 of the United Kingdom, and are in pounds sterling.
       PRO-BEL LIMITED

       GROUP PROFIT AND LOSS ACCOUNT
       FOR THE YEAR ENDED 31 OCTOBER 1995

                                                 1995       1994
                                                 '000       '000
                                          NOTE  POUNDS     POUNDS

       Turnover                             2  18,165.9   11,668.9

       Cost of sales                          (10,042.7)  (6,222.8)

       Gross Profit                             8,123.2    5,446.1

       Administrative expenses                 (6,702.7)  (4,693.9)

       Operating Profit                     3   1,420.5      752.2

       Investment income                    4       4.5        0.3
       Interest payable and similar charges 5    (295.8)    (204.7)

       Group Profit on Ordinary Activities
         before Taxation                        1,129.2      547.8

       Tax on profit on ordinary activities 6    (493.8)    (217.2)

       Group Profit on Ordinary Activities
         after Taxation                           653.4      330.6

       Profit attributable to minority
         interests                                (21.3)      (7.5)

       Profit Attributable to the Holding
         Company                            7     614.1      323.1

       Dividends

       Retained Profit for the year        18     614.1      323.1


       There are no recognized gains or losses other than those passing through the profit and loss account.

PRO-BEL LIMITED

       GROUP BALANCE SHEET
       AS AT 31 OCTOBER 1995

                                                 1995             1994
                                             '000    '000     '000     '000
                                      Note  Pounds  Pounds   Pounds   Pounds

       Fixed Assets
       Tangible assets                   8          1,777.7           1.610.7

       Current Assets
       Stocks                           10  3,317.8          3,174.3
       Debtors                          11  5,744.0          2,825.5
       Cash at bank and in hand               152.8            251.4

                                            9,214.6          6,251.2

       Creditors: amounts falling
         due within one year            12 (6,025.7)        (3,721.3)

       Net Current Assets                           3,188.9          2,529.9

       Total Assets less Current
         Liabilities                                4,966.6          4,140.6

       Creditors: amounts falling
         due after more than
         one year                  12 & 14         (1,328.9)        (1,298.3)

       Convertible unsecured
         loan stock                     14           (594.6)          (433.0)
       Minority interest                              (27.8)            16.9

                                                    3,015.3          2,426.2

       Capital and Reserves
       Called up share capital          17            806.0            800.2
       Reserves                         18          2,209.3          1,626.0

       Shareholders' Funds              19          3,015.3          2,426.2

PRO-BEL LIMITED

       COMPANY BALANCE SHEET
       AS AT 31 OCTOBER 1995

                                                1995             1994
                                            '000    '000     '000     '000
                                     Note  Pounds  Pounds   Pounds   Pounds

       Fixed Assets
       Tangible assets                  8          1,572.9           1,539.5
       Investments                      9            192.0             178.7

                                                   1,764.9           1,718.2

       Current Assets
       Stocks                          10  2,785.0          2,566.2
       Debtors                         11  5,791.3          3,582.2
       Cash at bank and in hand              123.2             66.3

                                           8,699.5          6,214.7

       Creditors: amounts falling
         due within one year           12 (4,783.2)        (3,170.6)

       Net Current Assets                          3,916.3          3,044.1

       Total Assets less Current
         Liabilities                               5,681.2          4,762.3

       Creditors: amounts falling
         due after more than
          one year                12 & 14         (1,319.0)        (1,298.3)

       Convertible unsecured
         loan stock                    14           (594.6)          (433.0)

                                                   3,767.6          3,031.0

       Capital and Reserves
       Called up share capital         17            806.1            800.2
       Reserves                        18          2,961.5          2,230.8

       Shareholders' Funds             19          3,767.6          3,031.0

PRO-BEL LIMITED

       GROUP CASH FLOW STATEMENT
       FOR THE YEAR ENDED 31 OCTOBER 1995


                                        1995             1994
                                      '000    '000     '000     '000
                                    Pounds  Pounds   Pounds   Pounds

       Net cash (out)/inflow from
         operating activities                  (377.8)          1,289.7

       Returns on investment and
         servicing of finance
       Interest received                 4.5             0.3
       Interest paid                  (287.0)         (175.7)
       Interest element of finance
         lease payments                 (8.8)           (8.0)

       Net cash outflow from
         returns on Investment and
               servicing of finance            (291.3)           (183.4)

       Taxation
       U.K. corporation tax and
         A.C.T. paid                  (253.4)           (4.3)

       Tax paid                                (253.4)             (4.3)

       Investment activities
       Payments to acquire tangible
         assets                       (207.4)          (89.6)
       Payments to acquire
         investments                   (15.0)
       Receipts from sale of
         tangible assets                13.4            22.7

       Net cash outflow from
         investing activities                  (209.0)            (66.9)

       Net cash (out)/inflow before
         financing                           (1,131.5)          1,035.1

       Financing
       Issue of ordinary share
         capital                        10.0
       Issue of convertible loan
         stock                         161.6           433.0
       Other new short term loans      649.4
       Repayment of long term bank
          loan                         (32.3)         (461.6)
       Capital element of finance
         lease and hire purchase
         contracts                     (61.0)          (81.0)

       Net cash in/(outflow) from
         financing                              727.7            (109.6)

       (De)/Increase in cash and
         cash equivalents             (403.8)             925.5

PRO-BEL LIMITED

       NOTES TO THE CASH FLOW STATEMENT
       FOR THE YEAR ENDED 31 OCTOBER 1995


       Reconciliation of operating profit to net cash inflow from operating activities

                                                              1995      1994
                                                             Pounds    Pounds

       Operating profit                                     1,420.5    752.2
       Depreciation charges                                   206.9    224.4
       Profit on sale of fixed assets                         (13.4)    (6.1)
       Increase in stocks                                    (143.5)  (189.9)
       (Decrease)/increase in debtors                      (2,918.5)   118.9
       Increase in creditors                                1,066.8    388.7
       Adjustment on consolidation                              3.4      1.5

                                                             (377.8) 1,289.7


                                 Share  Short-Term Long-Term  Finance
                                Capital    loans     loans     lease   Total
                                  '000     '000      '000      '000    '000
       Changes in financing      Pounds   Pounds    Pounds    Pounds  Pounds

       31.10.94                  800.5    150.0    1,766.0     21.3  2,737.8
       Net cash inflow                    649.4      129.3    105.5    884.2
       Issue of share capital     10.0                                  10.0

       31.10.95                  810.5    799.4    1,895.3    126.8  3,632.0

                                                   Cash at
                                                   bank and   Bank
                                                   in hand  overdraft  Total
                                                     '000     '000     '000
       Cash and cash equivalent                     Pounds   Pounds   Pounds


       31.10.94                                      251.4   (790.8)  (539.4)
       Net cash outflow                              (98.6)  (305.2)  (403.8)

       31.10.95                                      152.8 (1,096.0)  (943.2)

PRO-BEL LIMITED

       NOTES TO THE FINANCIAL STATEMENTS
       FOR THE YEAR ENDED 31 OCTOBER 1995


       1.    Accounting Policies

       1.1   Accounting convention
       The financial statements are prepared under the historical cost convention modified to include the revaluation of freehold land and buildings, and include the results of the company's operations as indicated in the directors' report, all of which are continuing.

       1.2 Compliance with and departure from accounting standards The company has not complied with Statement of Standard Accounting Practice No. 12 or Companies Act 1985 by not depreciating the freehold property on the basis that it has been revalued.

       1.3   Turnover
       Turnover represents amounts receivable for goods and services provided by the group both in the UK and overseas net of VAT and trade discounts.

       1.4   Tangible fixed assets and depreciation
       Tangible fixed assets are stated at cost less depreciation. Depreciation is provided at rates calculated to write off the cost less estimated residual value of each asset over its expected useful life, as follows:

       Lease premium                      -   25% Straight line
       Leasehold improvements             -   25% Straight line
       Fixtures, fittings and equipment   -   25% and 33 1/3% Straight Line
       Motor vehicles                     -   33 1/3% Straight line

       1.5   Leasing and hire purchase commitments
       Rentals payable under operating leases are charged against income on a straight line basis over the term of the lease.

       Assets obtained under hire purchase contracts and finance leases are capitalized as tangible assets and depreciated in accordance with the policy stated above. Obligations under such agreements are included in creditors net of finance charges allocated to future periods. The finance element of the rental payments is charged to the profit and loss account so as to produce a constant periodic rate of charge on the net obligation outstanding in each period.

       1.6   Investments
       Fixed asset investments are stated at cost less provision for diminution in value.

       1.7   Stock and work in progress
       Stock and work in progress are valued at the lower of cost and net realisable value.

1.8   Pensions
       The pension costs charged in the financial statements represent the contributions payable by the company during the year in accordance with SSAP 24.

       1.9   Deferred taxation
       Provision is made for deferred taxation using the liability method to take account of timing differences between the incidence of income and expenditure for taxation and accounting purposes except to the extent that the directors consider that a liability to taxation is unlikely to crystallize.

PRO-BEL LIMITED

       NOTES TO THE FINANCIAL STATEMENTS
       FOR THE YEAR ENDED 31 OCTOBER 1995


       1.    Accounting Policies (continued)

       1.10  Basis of consolidation
       The group accounts comprised a consolidation of the accounts of the parent company and all its subsidiary undertakings. A dormant subsidiary undertaking has been excluded on the grounds that the amounts involved are not significant. Intra-group profits are eliminated on consolidation. Profits and losses of companies entering or leaving the group are included from the date of acquisition or up to the date of disposal. The net assets of subsidiaries acquired are included on the basis of their fair value at the date of acquisition, being the earlier of the date consideration passes or an offer is declared unconditional.

       1.11   Research and development
       Research and development expenditure is charged to the profit and loss account in the year in which it is incurred.

       1.12   Goodwill
       Acquired goodwill, including goodwill relating to the acquisition of subsidiary and associated undertakings, is charged directly against reserves.

       1.13   Foreign currency translation
       Monetary assets and liabilities denominated in foreign currencies are translated into sterling at rates of exchange ruling at the accounting date. Transactions in foreign currencies are recorded at an average rate ruling for the year. All differences are taken to profit and loss account.

       2.     Turnover
       The turnover of the group for the year has been derived from its principal activity.

       The directors consider the disclosure of turnover by activity and geographical area to be detrimental to the group.

       3.    Operating Profit                         1995    1995
                                                      '000    '000
       Operating profit is stated after charging:    Pounds  Pounds

       Auditors' remuneration                         48.0    23.5
       Hire of plant and machinery                    12.7    15.9
       Operating lease rentals
        - Plant and machinery                         78.3    46.4
        - Land and buildings                         126.0   123.4
       Depreciation of tangible assets               202.0   224.4
       Research and development                      305.6

PRO-BEL LIMITED

       NOTES TO THE FINANCIAL STATEMENTS
       FOR THE YEAR ENDED 31 OCTOBER 1995

                                                      1995    1995
                                                      '000    '000
       4.   Income from Investments                  Pounds  Pounds

       Bank interest receivable                        4.5     0.3


                                                      1995    1995
                                                      '000    '000
       5.   Interest Payable                         Pounds  Pounds

       On bank loans and overdrafts and other
         loans wholly repayable within five years    174.0    85.8
       On other loans repayable after five years     111.4   110.9
       Finance leases and hire purchase contracts      8.8     8.0
       Other interest                                  1.6

                                                     295.8   204.7


                                                      1995    1994
                                                      '000    '000
       6.   Taxation                                 Pounds  Pounds

       Group

       U.K. Current year taxation
       U.K. Corporation tax at 33% (1994:33%)        475.3  (217.2)
       Prior years                                    18.5

                                                     493.8  (217.2)


                                                      1995   1994
       7.   Results of the Year Attributable to       '000   '000
              Members of Pro-Bel Limited             Pounds Pounds

       Dealt with in the accounts of the holding
         company                                     713.3   442.2

PRO-BEL LIMITED

       NOTES TO THE FINANCIAL STATEMENTS
       FOR THE YEAR ENDED 31 OCTOBER 1995


       8.   Tangible Assets
                                                         Leasehold
                                              Fixtures,  Premium &
                          Freehold   Motor  Fittings & Improve-
                          Property  Vehicles Equipment  ments    Total
                            '000      '000     '000     '000     '000
                           Pounds    Pounds   Pounds   Pounds   Pounds
       Group

       Cost or Valuation
       1 November 1994     1,400.0    57.7    2,799.7   138.5   4,395.9
       Additions                      35.0      340.6             375.6
       Disposals                     (41.0)                       (41.0)

       31 October 1995     1,400.0    51.7    3,140.3   138.5   4,730.5


       Depreciation
       1 November 1994                57.7    2,590.7   138.5   2,786.9
       Charge for year                 8.9      198.0             206.9
       Disposals                     (41.0)                       (41.0)

       31 October 1995                25.6    2,788.7   138.5   2,952.8


       Net book values     1,400.0    26.1      351.6           1,777.7
       31 October 1995

       31 October 1994    1,400.00              209.0           1,610.7



       Included within fixed assets are motor vehicles and equipment with a net book value of 124,881 British pounds (1994: 51,173 British pounds) which are being financed under hire purchase agreements, the depreciation of which amounted to 41,626 British pounds (1994: 55,564 British pounds).

PRO-BEL LIMITED

       NOTES TO THE FINANCIAL STATEMENTS
       FOR THE YEAR ENDED 31 OCTOBER 1995


       8.   Tangible Assets (continued)

                                                       Leasehold
                                            Fixtures,  premium &
                          Freehold   Motor  Fittings & Improve-
                          Property  Vehicles Equipment  ments    Total
                            '000      '000     '000     '000     '000
                           Pounds    Pounds   Pounds   Pounds   Pounds

       Company

       Cost or Valuation
       1 November 1994    1,400.0     16.6    2,557.4   135.0   4,109.0
       Additions                         9.5      149.4             158.9

       31 October 1995    1,400.0     26.1    2,706.8   135.0   4,267.9


       Depreciation
       1 November 1994                16.6    2,417.9   135.0   2,569.5
       Charge for year                 2.6      122.9             125.5

       31 October 1995                19.2    2,540.8   135.0   2,695.0

       Net book values
       31 October 1995    1,400.0      6.9      166.0           1,572.9

       31 October 1994    1,400.0               139.5           1,539.5

       Included within fixed assets are motor vehicles and equipment with a net book value of 105,751 British pounds (1994: 51,173 British pounds which are being financed under hire purchase agreements, the depreciation of which amounted to 35,250 British pounds (1994: 55,564 British pounds).

PRO-BEL LIMITED

       NOTES TO THE FINANCIAL STATEMENTS
       FOR THE YEAR ENDED 31 OCTOBER 1995


       9.   Fixed Asset Investments                      1995     1994
                                                         '000     '000
                                                       Pounds   Pounds


       Subsidiary undertakings                          192.0     178.7


       Investment in subsidiary undertakings                    Shares
                                                                 '000
                                                                Pounds
       Cost
       1 November 1994                                            178.7
       Additions                                                   15.0

       31 October 1995                                            193.7


       Provisions for diminution in value
       Movement                                                     1.7

       31 October 1995                                              1.7


       Net Book Value
       31 October 1995                                            192.0


       31 October 1994                                            178.7


       In the opinion of the directors the aggregate value of the company's investment in subsidiary undertakings is not less than the amount included in the company balance sheet.

PRO-BEL LIMITED

       NOTES TO THE FINANCIAL STATEMENTS
       FOR THE YEAR ENDED 31 OCTOBER 1995


       9.   Fixed Asset Investments (continued)

       Holdings of more than 10%

       The company holds more than 10% of the share capital of the following companies:


       COMPANY

       SUBSIDIARY UNDERTAKINGS

       COUNTRY OF REGISTRATION       SHARES HELD
       OR INCORPORATION            CLASS         %    NATURE OF BUSINESS

       Trading companies

       Cadniques Ltd.
       England and Wales          Ordinary     100.00  PCB design

       Trilogy Broadcast Ltd.
       England and Wales          Ordinary      75.00  Manufacturing of
                                                       broadcast
                                                       equipment
       Pro-Bel Enterprises Ltd.
       England and Wales          Ordinary      100.00 Management
                                                       services
       Pro-Bel Software Ltd.
       England and Wales          Ordinary      100.00 Software design

       Xebec Electronic Production Services Ltd.
       England and Wales          Ordinary      100.00 PCB production

       Pro-Bel Incorporated
       United States of America   Common Stock  100.00 Sale of Broadcast
                                                       equipment
       Dormant companies

       Pro-Bel Developments Ltd.
       England and Wales          Ordinary       87.65
       (not included within the consolidation)


       The country of registration or incorporation is also the principal area of operation for each of the above group undertakings.

       10.   Stock and Work in Progress

                                           Group             Company
                                       1995     1994      1995    1994
                                      '000     '000      '000    '000
                                      Pounds   Pounds    Pounds  Pounds

       Raw materials and consumables  1,269.5  1,070.5    939.9   799.0
       Work in progress                 855.3    857.9    789.3   798.7
       Finished goods and goods for
         resale                       1,193.0  1,245.9  1,055.8   968.5

                                      3,317.8  3,174.3  2,785.0 2,566.2

       11.   Debtors
                                            Group            Company
                                        1995     1994     1995    1994
                                       '000     '000     '000    '000
                                       Pounds   Pounds   Pounds  Pounds

       Trade debtors                  5,388.9  2,433.1  3,854.7 1,991.7
       Amounts owed by group
         undertakings                 1,672.7  1,284.0
       Other debtors                    272.6    267.7    209.1   190.3
       Prepayments and accrued
         income                          80.6    122.8     54.8   116.2
       Corporation tax                    1.9      1.9

                                      5,744.0  2,825.5  5,791.3 3,582.2

PRO-BEL LIMITED

       NOTES TO THE FINANCIAL STATEMENTS
       FOR THE YEAR ENDED 31 OCTOBER 1995


       12.   Creditors

                                           Group            Company
                                       1995     1994     1995     1994
                                       '000     '000     '000     '000
                                  Note Pounds   Pounds   Pounds   Pounds
       Amounts falling due
         within one year

       Loans                      14   848.2    184.7    848.2    184.7
       Bank overdrafts            13 1,096.0    790.8    785.6    637.6
       Amounts owed to group
        undertakings                                       16.0
       Payments received on
         account                       147.2    200.4     43.9    200.4
       Trade creditors               2,395.3  1,901.3  1,948.0  1,625.2
       Corporation tax                 456.9    216.5    401.2    186.8
       Other taxes and social
         security                      243.6     71.9     63.4     65.2
       Other creditors                          108.4              50.5
       Accruals and deferred
         income                        788.7    226.0    632.8    198.9
       Net obligations under
         finance
         leases and hire
         purchase contracts             49.8     21.3     44.1     21.3

                                     6,025.7  3,721.3  4,783.2  3,170.6

       Amounts falling due
         after more than one
         year

       Loans                      14 1,251.9  1,298.3  1,251.9  1,298.3
       Finance leases                   77.0              67.1
       Convertible unsecured
          loan stock              14   594.6    433.0    594.6    433.0

                                     1,923.5  1,731.3  1,913.6  1,731.3

PRO-BEL LIMITED

       NOTES TO THE FINANCIAL STATEMENTS
       FOR THE YEAR ENDED 31 OCTOBER 1995


       12.   Creditors (continued)

       Obligations under finance leases and hire purchase contracts are repayable over varying periods by monthly installments as follows:
                                                 1995    1994
                                                 '000    '000
                                                 Pounds  Pounds
       Group
       Repayable within one year                  61.8    21.8
       Repayable between one and five years       84.2
       Repayable after more than five years
       Finance charges and interest allocated
         to future accounting periods            (19.2)   (0.5)

                                                 126.8    21.3
       Included in current liabilities           (49.8)  (21.3)

                                                  77.0


       Company
       Repayable within one year                  53.7    21.8
       Repayable between one and five years       72.4
       Repayable after more than five years

                                                 126.1    21.8

       Finance charges and interest allocated
         to future accounting periods            (14.9)   (0.5)

       Included in current liabilities           111.2    21.3
                                                 (44.1)  (21.3)

                                                  67.1


       13.   Bank Loans and Overdrafts

       Group and Company
       The bank overdraft is secured by a fixed and floating charge over the assets of the company. The company is also party to a composite account guarantee with other group companies.

PRO-BEL LIMITED

       NOTES TO THE FINANCIAL STATEMENTS
       FOR THE YEAR ENDED 31 OCTOBER 1995


       14.   Loans


                                          Group             Company
                                      1995     1994     1995     1994
                                      '000     '000     '000    '000
                                     Pounds   Pounds   Pounds   Pounds

       Not wholly repayable within
         five years by installments:

         Commercial mortgage         1,300.7  1,333.0  1,300.7 1,333.0

       Wholly repayable within five
         years                         799.4    150.0    799.4   150.0

                                     2,100.1  1,483.0  2,100.1 1,483.0
       Included in current
         liabilities                  (848.2)  (184.7)  (848.2) (184.7)

                                     1,251.9  1,298.3  1,251.9 1,298.3


       Wholly repayable within five
         years:

       Company pension fund            179.4    150.0    179.4   150.0
       Bank loans                      620.0             620.0

                                       799.4    150.0    799.4   150.0


       The company pension fund loan bears interest at current market rates, is unsecured, and repayable on demand.

       The commercial mortgage with Barclays Bank plc is secured by a first legal charge over the freehold land at Cutbush Lane, Lower Earley, Reading, Berkshire. The loan bears interest at 2% over base rate and is repayable in quarterly installments over a period of 20 years.

       At the balance sheet date, the company had issued 594,600 British pounds of cumulative unsecured convertible loan stock with interest payable thereon at the rate of 10% p.a. gross. This loan stock is convertible at the request of the holder at the rate of 87.5 pence for each 25p ordinary share, on 30 September in any year from 1995 to 1998, any loan stock still in issue on 30 September 1999 will be repaid at par.

PRO-BEL LIMITED

       NOTES TO THE FINANCIAL STATEMENTS
       FOR THE YEAR ENDED 31 OCTOBER 1995


       15.   Provisions for Liabilities and Charges

       Deferred tax is provided at 33% (1994: 33%) analyzed over the following timing differences.

                                  1995                1994

                                     Potential             Potential
                                     liability/            liability/
                           Provision   (asset)   Provision  (asset)
                             '000       '000       '000      '000
                            Pounds     Pounds     Pounds    Pounds
       Group
       Corporation tax
         deferred by:
       Accelerated capital
         allowances                     89.5                 57.3
       Other timing
         differences                  (125.9)               (41.6)

                                       (36.4)                15.7

       Company
       Corporation tax
         deferred by:
       Accelerated capital
         allowances                    101.2                 75.4
       Other timing
         differences                  (117.2)               (40.1)

                                       (16.0)                35.3

       Deferred taxation has not be included in the accounts on the basis that no material liability or (asset) is likely to crystallize in the foreseeable future.


       16.   Pension Costs

       The company operates a non-contributory defined benefit pension scheme covering its permanent employees. The scheme funds are administered by trustees and are independent of the company's finances. The scheme is fully funded and contributions are paid to the scheme in accordance with the recommendations of independent actuaries. The contributions are determined by a qualified actuary on the basis of triennial valuations using the projected unit method. The most recent valuation was at 1 September 1994. The assumptions which have the most significant effect on the results of the valuation are those relating to the rate of return on investments and the rate of increase in salaries and pensions. It was assumed that the investments returns would exceed salary increases by an average of 1% per annum and that present and future pensions would increase at the rate of 5% per annum.

       The actuarial valuation showed that the market value of the scheme's assets a 1 September 1994 was 3.465M British pounds and that the actuarial value of these assets represented 101.56% of the benefits that had accrued to members after allowing for expected future increases in earnings. The recommended future contributions of the company are 15% per annum.

PRO-BEL LIMITED

       NOTES TO THE FINANCIAL STATEMENTS
       FOR THE YEAR ENDED 31 OCTOBER 1995


       17.  Share Capital
                                                  1995        1994
                                                   No.         No.

       Authorised
       4,000,000 Ordinary shares of 25p each    4,000,000   4,000,000

       Allotted, called up and fully paid
       3,224,300 Ordinary shares of 25p each   3,224,300   3,201,100


       During the year 23,200 ordinary shares of 25p each were allotted and fully paid at a premium for cash consideration to provide additional working capital.


       18.   Reserves
                                   Retained Revaluation Share
                                    profit   reserve   premium  Total
                                     '000      '000     '000     '000
                                    Pounds    Pounds   Pounds   Pounds
       Group
       1 November 1994              1,510.7    259.9    0.3    1,770.9
       Prior year adjustment         (144.9)                    (144.9)

       Balance brought forward
         as restated                1,365.8    259.9    0.3    1,626.0
       Movement for the year          614.1             4.2      618.3
       Goodwill on consolidation
         written off                  (35.0)                     (35.0)

       31 October 1995              1,944.9    259.9    4.5    2,209.3


       Prior Year Adjustment
       The prior year adjustment relates to the previous consolidation of Pro-Bel Developments Limited, which ceased to trade during the year ended 31 October 1993.

PRO-BEL LIMITED

       NOTES TO THE FINANCIAL STATEMENTS
       FOR THE YEAR ENDED 31 OCTOBER 1995


       18.   Reserves (continued)

                                Retained Revaluation Share
                                 profit    reserve  premium  Total
                                  '000      '000     '000    '000
                                 Pounds    Pounds   Pounds  Pounds
       Company
       1 November 1994           1,970.6    259.9    0.3   2,230.8
       Movements for the year      726.5             4.2     730.7

       31 October 1995           2,967.1    259.9    4.5   2,961.5


       Share premium
       During the year the company issued 23,200 shares at a premium of 18.1p each.

       Revaluation reserve
       The freehold property at Cutbush Lane, Lower Early was revalued by the directors after seeking professional advice at 1,400,000 British pounds during the year ended 31 October 1993. The deficit then arising was debited to the revaluation reserve.


       19.   Reconciliation of Movements in Shareholders' Funds

                                                    1995    1994
                                                    '000    '000
                                                   Pounds  Pounds
       Group
       Profit for the year                                    614.1    323.1
       Goodwill on consolidation written off        (35.0)
       Proceeds of issue of equity shares            10.0
       Opening shareholders' funds
         (as restated - note 18)                  2,426.2  2,103.1

       Closing shareholders' funds                3,015.3  2,426.2

       Company
       Profit for the financial year                726.6    442.2
       Proceeds of issue of equity shares            10.0
       Opening shareholders' funds                3,031.0  2,588.8

       Closing shareholders' funds                3,767.6  3,031.0

PRO-BEL LIMITED

       NOTES TO THE FINANCIAL STATEMENTS
       FOR THE YEAR ENDED 31 OCTOBER 1995


       20.   Capital Commitments and Contingent Liabilities

       Details of capital commitments at the accounting date are as follows:


                                                     1995      1994
                                                     '000      '000
                                                    Pounds    Pounds

       Authorised but not contracted for            100.0

       At the balance sheet date, expenditure had been authorised in relation to the development of new products.

       There is a bank guarantee of 60,000 British pounds to H.M.
       Customs & Excise.


       21.   Guarantees and other Financial Commitments

       Financial commitments under non-cancelable operating leases will result in the following payments falling due in the year to 31 October 1995:

                                            1995            1994

                                    Land and          Land and
                                    buildings  Other  buildings Other
                                       '000    '000    '000    '000
                                      Pounds  Pounds   Pounds  Pounds
       Group
       Expiring:
       Within one year                 11.4     7.2
       Within one to five years         0.4    61.2
       After five years               131.9            139.9

                                      143.7    68.4    139.9

       Company
       Expiring:
       Within one year                          6.7
       Within one to five years                36.2
       After five years               111.8            111.8

                                      111.8    42.9    111.8


       The company has provided a guarantee to the value of 50,000 British pounds in respect of the banking facilities of Trilogy Broadcast Limited.

PRO-BEL LIMITED

       NOTES TO THE FINANCIAL STATEMENTS
       FOR THE YEAR ENDED 31 OCTOBER 1995


       22.   Directors' Interests

       Messrs. Wilson, Owen, Steel, Pitman, Roe and Hartman hold collectively a controlling interest in Anna Valley Electronics Limited. In addition, R.W. Hartman holds a controlling interest in The Nosebag Restaurant Limited. Any transactions during the year with these companies have been carried out on a normal commercial basis.

       During the year, the company purchased services from "Interregnum Venture Marketing Limited", a strategic marketing organisation in which K. Olisa has an interest. This contract was negotiated on a normal commercial basis.


       23.   Directors and Employees

       Total group staff costs, including directors' emoluments

                                            1995        1994
                                            '000        '000
                                           Pounds      Pounds

       Wages and salaries                 2,717.6    2,642.5
       Social security costs                332.0      241.4
       Other pension costs                   23.6        8.9
       Medical insurance                                20.0
       Compensation for loss of office                  54.5

                                          3,073.2    2,967.3

       Average number employed by the
         group, including executive
         directors                         Number     Number

       Management and administration           80         92
       Development                             51         14
       Manufacturing                           57         36

                                              188        142

PRO-BEL LIMITED

       NOTES TO THE FINANCIAL STATEMENTS
       FOR THE YEAR ENDED 31 OCTOBER 1995


       24.   Parent Company Directors

                                                    1995     1994
                                                    '000     '000
                                                   Pounds   Pounds
       Emoluments
       As executives                                341.7   311.5
       As directors                                   1.3

                                                    343.0   311.5

       Emoluments, excluding pension contributions
       Chairman                                      50.3    44.0
       Highest paid director                         60.4    54.9


       Other directors                             Number   Number
       0 pounds - 5,000 pounds                          2       1
       10,001 pounds - 15,000 pounds
       50,001 pounds - 55,000 pounds                            4
       55,001 pounds - 60,000 pounds                    4

       PRO-BEL LIMITED

       DIRECTORS' REPORT AND FINANCIAL STATEMENTS

       FOR THE YEAR ENDED 31 OCTOBER 1994




       COMPANY NO. 1316843 (England and Wales)

PRO-BEL LIMITED

       COMPANY INFORMATION



       Directors               R.W. Hartman (Chairman)
                               J.F.G. Wilson
                               D. Owen
                               D.K. Steel
                               G.M. Pitman
                               G.D. Roe
                               I.R. Henderson

       Secretary               R.W. Hartman

       Company Number          1316843 (England and Wales)

       Registered Office       22, Manor Road
                               South Hinksey
                               Oxford
                               OX1 5AS

       Auditors                Bronsens
                               Chartered Accountants
                               26, Beaumont Street
                               Oxford
                               OX1 2NP

       Business Address        Danehill
                               Lower Earley
                               Reading
                               Berkshire
                               RG6 4PB

       Bankers                 Barclays Bank plc
                               Oxford City Office (Old Bank)
                               P.O. Box 333
                               Oxford
                               OX1 3HS

       Solicitors              Charles Russell
                               Killowen House
                               Bayshill Road
                               Cheltenham
                               GL50 3AW

PRO-BEL LIMITED

       CONTENTS


                                                   Page

       Chairman's Statement                          1

       Directors' Report                         2 - 3

       Statement of Directors' Responsibilities      4

       Auditors' Report                              5

       Group Profit and Loss Account                 6

       Group Balance Sheet                           7

       Company Balance Sheet                         8

       Group Cash Flow Statement                9 - 10

       Notes to the Financial Statements       11 - 24

PRO-BEL LIMITED

       CHAIRMAN'S STATEMENT
       FOR THE YEAR ENDED 31 OCTOBER 1994


       I am pleased to be able to report that the year to 31 October 1994 saw the Group return to profit with a pre-tax profit of 547,000 British pounds against last year's loss of 111,000 British pounds achieved on turnover up marginally from 11,344,000 British pounds to 11,669,000 British pounds. It is good to be in profit after two years of losses but, that said, there is still much to do both to improve profit margins and to ensure that the Group remains cash generative.

       Once again Pro-Bel Limited, the main company in the Group, provided the bulk of turnover and profit. Its profit increased from 473,000 British pounds to 673,000 British pounds, a marked improvement but less good than we had hoped with margins coming under pressure in the second half of the year.

       As forecast last year, Trilogy Broadcast Limited showed a substantial increase in turnover from 864,000 British pounds to 1,456,000 British pounds and turned last year's loss of 198,000 British pounds into a profit of 70,000 British pounds. Improvements to the company's Master range of test equipment have improved its strength in its niche market and the Commander talkback system, despite some teething problems, has achieved significant and improving market penetration. Substantial further growth both in sales and profits are anticipated for 1994/95.

       While the expansion of Procion ICS sales was less rapid than had been hoped, sales of 344,000 British pounds represented a substantial advance on the previous year's 75,000 British pounds and the loss was reduced from 199,000 British pounds to 43,000 British pounds.

       The cost base has been contained and new management appointed to the Group's US marketing subsidiary, Pro-Bel Inc. Sales have, however, remained disappointing and this company continues to suffer losses. Its position is kept under careful and regular review.

       In line with the clear objective of reducing dependence on short term finance, the directors made an offer to shareholders and a limited number of private investors of 700,000 British pounds Convertible Unsecured Loan Stock. On their behalf I would like to express our gratitude for the support received from staff, distributors and friends towards making this issue a success.

       During the year it became apparent that the technologies being developed by Pro-Bel Limited's software department to provide large scale highly customised automation systems were converging with those being used by Procion ICS for its smaller software control tools, and it was decided to merge the two software teams under the corporate name Pro-Bel Software Limited while retaining the Procion brand name. Pro-Bel Software Limited enters 1994/95 with the launch of Compass - a standardised high level automation system based on custom work undertaken for Scottish Television and Yorkshire Television.
       We believe that this product has outstanding prospects.

       To complement Compass, Pro-Bel Limited has developed the TX220
       - standard Master Control Switcher, also based on customised work undertaken for major UK television companies which maintains its product portfolio at the forefront of broadcast technology. We believe that Compass and the TX220 give the two Pro-Bel companies an edge and the prospect of a good 1994/95. At the moment the broadcasting industry is buoyant worldwide and the company has recently won major orders in Germany, Spain, mainland China and Malaysia. The excitement of a strong order book and a very high level of enquiries is tempered by continuing pressure on margins and costs. We anticipate a good and improved result for 1994/95 but it is one that will only be achieved through a great deal of hard work and determination.

       In that context and on behalf of all the directors, I express heartfelt thanks to staff who have shown great dedication and loyalty.



       Ray Hartman
       Chairman

PRO-BEL LIMITED


       DIRECTORS' REPORT
       FOR THE YEAR ENDED 31 OCTOBER 1994


       The directors present their report and the financial statements for the year ended 31 October 1994.

       Principal Activities

       The principal activity of the group was that of the manufacturing and distribution of equipment for the professional broadcasting industry.

       Result and Dividends

       The results for the year are set out on page 6. It is proposed that the group profit for the year is transferred to reserve. The directors do not recommend the payment of a dividend.

       Fixed Assets

       Details of the movements in fixed assets during the year are set out in notes 8 and 9 to the financial statements.

       Market Value of Land and Buildings

       The freehold property was revalued in 1993 by the directors after seeking professional advice at a value of 1,400,000
       British pounds.

       Research and Development

       All research and development costs are charged to the profit and loss account in the year in which they are incurred.

       Directors and their Interests

       The directors who served during the year and details of their interest in the company were as stated below.

                          Convertible      Number of Ordinary
                           Loan Stock           25p shares
                              1994            1994     1993
                             Pounds          Pounds   Pounds

       R.W. Hartman          55,000         960,000  960,000
       J.F.G. Wilson                        240,000  240,000
       D. Owen               10,000         240,000  240,000
       D.K. Steel                           240,000  240,000
       G.M. Pitman                          240,000  240,000
       G.D. Roe              10,000         240,000  240,000
       I.R. Henderson         5,000

Under an Executive Share Option Scheme, Messrs. Owen, Steel,
       Pitman, Roe and Henderson were granted options to subscribe for ordinary shares of 25p each in the company. The option is exercisable at any time after 31 October 1989, but before 31 May 2001, at the price of fifty pence per share.

       Refer to note 14 to the financial statements relating to conversion of convertible loan stock.

       Messrs. Wilson, Steel and Pitman have each subscribed to 10,000 British pounds of convertible loan stock since the balance sheet date.

PRO-BEL LIMITED

       DIRECTORS' REPORT
       FOR THE YEAR ENDED 31 OCTOBER 1994


       Auditors

       In accordance with Section 385 of the Companies Act 1985, a resolution proposing that Bronsens be reappointed as auditors of the company will be put to the Annual General Meeting.


       This report was approved by the Board on 28, March 1995.



       Secretary

PRO-BEL LIMITED

       STATEMENT OF DIRECTORS' RESPONSIBILITIES


       Company law requires the directors to prepare financial statements for each financial year which give a true and fair view of the state of the affairs of the company and of the profit or loss of the company for that period. In preparing those financial statements, the directors are required to:

       - select suitable accounting policies and then apply them consistently;

       - make judgements and estimates that are reasonable and prudent;

       - prepare the financial statements of the going concern basis unless it is inappropriate to presume that the company will continue in business.

       The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and to enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

PRO-BEL LIMITED


       AUDITORS' REPORT
       TO THE SHAREHOLDERS OF PRO-BEL LIMITED


       We have audited the financial statements on pages 6 to 24, which have been prepared under the historical cost convention as modified by the revaluation of certain fixed assets and the accounting policies set out on page 11 and 12.

       Respective responsibilities of directors and auditors
       As described on page 4 the company's directors are responsible for the preparation of financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

       Basis of opinion
       We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

       We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

       Opinion
       In our opinion the financial statements give a true and fair view of the state of the company's and group's affairs as at 31 October 1994 and of their profit for the period then ended and have been properly prepared in accordance with the Companies Act 1985.



       BRONSENS

       Chartered Accountants              Date: 29 March 1995
       Registered Auditors

       26, Beaumont Street
       Oxford
       OX1 2NP

       NOTE: These financial statements have been prepared in accordance with the Companies Act 1895 of the United
              Kingdom, and are in pounds sterling.
PRO-BEL LIMITED

       GROUP PROFIT AND LOSS ACCOUNT
       FOR THE YEAR ENDED 31 OCTOBER 1994


                                                   1994      1993
                                                   '000      '000
                                           Note   Pounds    Pounds

       Turnover                              2   11,668.9  11,342.2

       Cost of Sales                             (6,222.8) (6,238.7)

       Gross Profit                               5,446.1   5,103.5

       Administrative expenses                   (4,693.9) (4,930.4)

       Operating Profit                      3      752.2     173.1

       Investment income                     4        0.3
       Interest payable and similar charges  5     (204.7)   (284.0)

       Group Profit/(Loss) on Ordinary
         Activities before taxation                 547.8    (110.9)

       Tax on profit on ordinary activities  6     (217.2)     (7.1)

       Group Profit/(Loss) on Ordinary
         Activities after Taxation                  330.6    (118.0)

       (Profit)/Loss attributable to minority
         interests                                   (7.5)     44.5

       Profit/(Loss) Attributable to the
         Holding Company                     7      323.1     (73.5)


       Dividends

       Retained Profit/(Loss) for the year  18      323.1     (73.5)

       Statement of Total Recognized Gains and
         Losses

       Profit/(loss) for the financial year         323.1     (73.5)

       Unrealized loss on revaluation of
         properties                                        (1,150.5)

       Total profits/losses recognized since
          last annual report                        323.1  (1,224.0)

PRO-BEL LIMITED

       GROUP BALANCE SHEET
       AS AT 31 OCTOBER 1994


                                       1994                 1993
                                  '000      '000       '000     '000
                           Note  Pounds    Pounds     Pounds   Pounds

       Fixed Assets
       Tangible assets       8              1,610.7            1,762.1

       Current Assets
       Stocks               10   3,174.3              2,984.4
       Debtors              11   2,825.5              2,932.9
       Cash at bank and
        in hand                    251.4                 89.5

                                 6,251.2              6,006.8

       Creditors: amounts
         falling due within
         one year           12  (3,721.3)            (3,874.4)

       Net Current Assets                   2,529.9            2,132.4

       Total Assets less
         Current liabilities                4,140.6            3,894.5

       Creditors: amounts
         falling due after
         more than one year  12&14         (1,731.3)          (1,815.8)

       Minority interest                      161.8              169.3

                                            2,571.1            2,248.0

       Capital and Reserves
       Called up shares
         capital            17                800.2              800.2
       Reserves             18              1,770.9            1,447.8

       Shareholders' Funds  19              2,571.1            2,248.0

PRO-BEL LIMITED

       COMPANY BALANCE SHEET
       AS AT 31 OCTOBER 1994


                                        1994                 1993
                                   '000      '000       '000     '000
                            Note  Pounds    Pounds     Pounds   Pounds

       Fixed Assets
       Tangible assets        8              1,539.6            1,651.2
       Investments            9                178.7              118.7

                                             1,718.3            1,769.9

       Current Assets
       Stocks                10   2,566.2              2,545.0
       Debtors               11   3,582.2              3,355.2
       Cash at bank and
         in hand                     66.3                 12.8

                                  6,214.7              5,913.0

       Creditors: amounts
         falling due within
         one year            12  (3,170.7)            (3,278.3)

       Net Current Assets                    3,044.0            2,634.7

       Total Assets
         less Current
         Liabilities                         4,762.3            4,404.6

       Creditors: amounts
         falling due after
         more than one year  12&14          (1,731.3)          (1,815.8)

                                             3,031.0            2,588.8


       Capital and Reserves
       Called up shares
         capital             17                800.2              800.2
       Profit and loss
         account             18              2,230.8            1,788.6

       Shareholders' Funds   19              3,031.0            2,588.8

       PRO-BEL LIMITED

       GROUP CASH FLOW STATEMENT
       FOR THE YEAR ENDED 31 OCTOBER 1994


                                               1994             1993
                                           '000    '000     '000    '000
                                          Pounds  Pounds   Pounds  Pounds

       Net cash (out)/inflow from
         operating activities                     1,289.7          (299.6)

       Returns on investment and
         servicing of finance

       Interest received                     0.3
       Interest paid                      (175.7)          (274.0)
       Interest element of finance
         lease payments                     (8.0)

       Net cash outflow from returns on
         investment and servicing of
         finance                                   (183.4)         (274.0)

       Taxation

       U.K. corporation tax and A.C.T.
         paid                               (4.3)            (3.0)
       U.K. corporation tax refunded                          168.7

       Investing activities                          (4.3)          165.7

       Purchase of tangible fixed assets   (89.6)          (151.6)
       Sale of plant and machinery          22.7             21.6

       Net cash outflow from investing
         activities                                 (66.9)         (130.0)

       Net cash in/(outflow) before
         financing                                1,035.1          (537.9)

       Financing

       Increase in long term loans         433.0
       Repayment of long term loans       (461.6)          (117.3)
       Capital element of finance lease
         payments                          (81.0)           (85.4)

       Net cash outflow from financing             (109.6)         (202.7)

       In/(decrease) in cash and cash
         equivalents                                925.5          (740.6)

PRO-BEL LIMITED

       NOTES TO THE CASH FLOW STATEMENT
       FOR THE YEAR ENDED 31 OCTOBER 1994


                                                         1994     1993
       Reconciliation of operating profit to             '000     '000
       net cash inflow from operating activities       Pounds   Pounds

       Operating profit                                 752.2    163.1
       Depreciation charges                             224.4    303.9
       Profit on sales of fixed assets                   (6.1)    (7.4)
       Increase in stocks                              (189.9)   (25.1)
       Decrease/(increase) in debtors                   118.9   (297.1)
       Increase/(decrease) in creditors                 388.7   (447.5)
       Exceptional items                                             10.5
       Exchange differences                               1.5

                                                      1,289.7   (299.6)


                                  Short-term Long-term Finance
                                     loans     loans    lease   Total
                                      '000     '000     '000     '000
       Change in financing           Pounds   Pounds   Pounds   Pounds


       31.10.93                      150.0   1,794.5    102.3  2,046.8
       Issue of convertible
         loan stock                  433.0             433.0
       Cash outflows                          (461.6)   (81.0)  (542.6)

       31.10.94                      150.0   1,765.9     21.3  1,937.2


       Cash and cash equivalents
                                             Cash at
                                            bank and   Bank
                                             in hand overdraft   Total
                                               '000     '000     '000
                                              Pounds   Pounds   Pounds

       31.10.93                                 89.5 (1,554.4)(1,464.9)
       Net Cash                                161.9    763.6    925.5

       31.10.94                                251.4   (790.8)  (539.4)

PRO-BEL LIMITED

       NOTES TO THE FINANCIAL STATEMENTS
       FOR THE YEAR ENDED 31 OCTOBER 1994


       1.   Accounting Policies

       1.1  Accounting convention
       The financial statements are prepared under the historical cost convention modified to include the revaluation of freehold land and buildings, and include the results of the company's operations as indicated in the directors' report, all of which are continuing.

       1.2 Compliance with and departure from accounting standards The company has not complied with Statement of Standards Accounting Practice No. 12 or Companies Act 1985 by not depreciating the freehold property on the basis that it has been revalued.

       1.3  Turnover
       Turnover represents amounts receivable for goods and services provided by the group both in the UK and overseas net of VAT and trade discounts.

       1.4  Tangible fixed assets and depreciation
       Tangible fixed assets are stated at cost less depreciation. Depreciation is provided at rates calculated to write off the cost less estimated residual value of each asset over its expected useful life, as follows:

       Lease premium                         - 25% Straight line
       Leasehold improvements                - 25% Straight line
       Fixtures, fittings and equipment      - 25% Straight line
       Motor vehicles                        - 33 1/3% Straight line

       1.5   Leasing and hire purchase commitments
       Rentals payable under operating leases are charged against income on a straight line basis over the lease term.

       Assets obtained under hire purchase contracts and finance leases are capitalized as tangible assets and depreciation in accordance with the policy stated above. Obligations under such agreements are included in creditors net of finance charges allocated to future periods. The finance element of the rental payments is charged to the profit and loss accounts so as to produce a constant periodic rate of charge on the net obligation outstanding in each period.

       1.6   Investments
       Fixed assets investments are stated at cost less provision for diminution in value.

       1.7   Stock and work in progress
       Stock and work in progress are valued at the lower of cost and net realizable value.

1.8   Pensions
       The pension costs charged in the financial statements represent the contributions payable by the company during the year in accordance with SSAP 24.

       1.9   Deferred taxation
       Provision is made for deferred taxation using the liability method to take account of timing differences between the incidence of income and expenditure for taxation and accounting purposes except to the extent that the directors consider that a liability to taxation is unlikely to crystallize.

PRO-BEL LIMITED

       NOTES TO THE FINANCIAL STATEMENTS
       FOR THE YEAR ENDED 31 OCTOBER 1994


       1.    Accounting Policies (continued)

       1.10  Basis of consolidation
       The group accounts consolidate the accounts of the company and its subsidiary undertakings. Intra-group profits are eliminated on consolidation. Profits and losses of companies entering or leaving the group are included from the date of acquisition or up to the date of disposal. The net assets of subsidiaries acquired are included on the basis of their fair value at the date of acquisition, being the earlier of the date consideration passes or an offer is declared unconditional.

       1.11  Research and development
       Research and development expenditure is charged to the profit and loss account in the year in which it is incurred.

       1.12  Goodwill
       Purchased goodwill, including goodwill relating to the acquisition of subsidiary and associated undertakings, is set-off directly against reserves.

       1.13  Foreign currency translation
       Monetary assets and liabilities denominated in foreign currencies are translated into sterling at the rates of exchange ruling at the accounting date. Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction. All differences are taken to profit and loss account.

       2.    Turnover
       The directors consider the disclosure of turnover by activity and geographical area to be detrimental to the company.

       3.    Operating Profit

       Operating profit is stated after charging:

                                          1994    1993
                                          '000    '000
                                         Pounds  Pounds

       Auditors' remuneration              23.5    28.2
       Hire of plant and machinery         15.9
       Operating lease rentals
        - Plan and machinery               46.4   127.7
        - Land and buildings              123.4   147.9
       Depreciation of tangible assets    224.4   303.9

PRO-BEL LIMITED

       NOTES TO THE FINANCIAL STATEMENTS
       FOR THE YEAR ENDED 31 OCTOBER 1994



       4.   Income from Investments
                                             1994      1993
                                             '000      '000
                                            Pounds    Pounds

       Income from fixed asset investment
       Interest receivable                     0.3

                                               0.3


       5.   Interest Payable                  1994     1993
                                              '000     '000
                                             Pounds   Pounds

       Our bank loans and overdrafts and
         other loans wholly repayable
         within five years                    85.8     104.6
       On other loans repayable after
         five years                          110.9     161.7
       Finance leases and hire purchase
         contracts                             8.0      17.7
       Other interest

                                             204.7     284.0


       6.   Taxation                          1994      1993
                                              '000      '000
                                            Pounds     Pounds

       Group

       U.K. Current year taxation

       U.K. Corporation tax at 33%
         (1993: 25%)                        (217.2)     (7.2)

       Prior years                                       0.1

                                            (217.2)     (7.1)


       7.   Results of the Year              1994       1993
            Attributable to Members of       '000       '000
            Probel Limited                  Pounds     Pounds

       Dealt with in the accounts of the     442.2     350.4
          holding company

PRO-BEL LIMITED

       NOTES TO THE FINANCIAL STATEMENTS
       FOR THE YEAR ENDED 31 OCTOBER 1994


       8.   Tangible Assets

                                                     Leasehold &
                                           Fixtures,  premium &
                        Freehold   Motor   fittings & improve-
                        property  vehicles  equipment   ments     Total
                          '000      '000      '000      '000      '000
                         Pounds    Pounds    Pounds    Pounds    Pounds
       Group

       Cost
       1 November 1993   1,400.0    71.2     2,777.7    138.5   4,387.4
       Additions                                89.6               89.6
       Disposals                   (13.5)      (70.8)             (84.3)
       Adjustment in
         revaluation

       31 October 1994   1,400.0    57.7     2,796.5    138.5   4,392.7


       Depreciation
       1 November 1993              62.7     2,424.1    138.5   2,625.3
       Charge for year               8.5       215.9              224.4
       Disposals                   (13.5)      (54.2)             (67.7)

       31 October 1994              57.7     2,585.8    138.5   2,782.0

       Net book values
       31 October 1994   1,400.0               210.7            1,610.7

       31 October 1993   1,400.0     8.5       353.6            1,762.1


       Included within fixed assets are motor vehicles and equipment with a net book value of 51,173 British pounds (1993: 106,737 British pounds) which are being financed under hire purchase agreements, the depreciation of which amounted to 55,564 British pounds (1993: 55,565 British pounds).

PRO-BEL LIMITED

       NOTES TO THE FINANCIAL STATEMENTS
       FOR THE YEAR ENDED 31 OCTOBER 1994


       8.   Tangible Assets (continued)

                                                    Leasehold &
                                          Fixtures,  premium &
                       Freehold   Motor   fittings &  improve
                       property  vehicles  equipment   ments     Total
                         '000      '000      '000      '000      '000
                        Pounds    Pounds    Pounds    Pounds    Pounds
       Group

       Cost
       1 November 1993  1,400.0    30.1     2,502.2     135.0   4,067.3
       Additions                               55.5                55.5
       Disposals                  (13.5)       (5.0)              (18.5)
       Adjustment in
         revaluation

       31 October 1994  1,400.0    16.6     2,552.7     135.0   4,104.0


       Depreciation
       1 November 1993             25.8     2.255.3     135.0   2,416.1
       Charge for year              4.3       162.8               167.1
       Disposals                  (13.5)       (5.0)              (18.5)

       31 October 1994             16.6     2,413.1     135.0   2,564.5

       Net book values
       31 October 1994  1,400.0               139.6             1,539.6

       31 October 1993  1,400.0     4.3       246.9             1,651.2


       Included within fixed assets are motor vehicles and equipment with a net book value of 51,173 British pounds (1993: 106,737 British pounds) which are being financed under hire purchase agreements, the depreciation of which amounted to 55,564 British pounds (1993: 55,565 British pounds).

PRO-BEL LIMITED

       NOTES TO THE FINANCIAL STATEMENTS
       FOR THE YEAR ENDED 31 OCTOBER 1994

       9.   Fixed Asset Investments                 1994    1993
                                                    '000    '000
                                                   Pounds  Pounds

       Subsidiary undertakings                     178.7    118.7

       Investment in subsidiary undertakings               Shares
                                                            '000
                                                           Pounds
       Cost
       1 November 1993                                      118.7
       Additions                                             60.0

       31 October 1994                                      178.7

       Net Book Values
       31 October 1994                                      178.7

       31 October 1993                                      118.7

       In the opinion of the directors the aggregate value of the company's investment in subsidiary undertakings is not less than the amount included in the company balance sheet.

       Holdings of more than 10%

       The company holds more than 10% of the share capital of the following companies:

       Company

       Subsidiary undertakings

       Country of registration              Shares held
       or incorporation                Class            %

       Trading Companies

       Cadniques Ltd.
       England and Wales              Ordinary        100.00

       Trilogy Broadcast Ltd.
       England and Wales              Ordinary         75.00

       Pro-Bel Enterprises Ltd.
       England and Wales              Ordinary        100.00

       Procion Innovative Control
         Solutions Ltd.
       England and Wales              Ordinary         90.00

       Pro-Bel Incorporated
       United States of America       Common Stock    100.00

       Dormant companies

       Pro-Bel Developments Ltd.
       England and Wales              Ordinary         87.65

PRO-BEL LIMITED

       NOTES TO THE FINANCIAL STATEMENTS
       FOR THE YEAR ENDED 31 OCTOBER 1994



       10.   Stock and Work in Progress

                                         Group            Company
                                     1994    1993       1994     1993
                                     '000    '000       '000     '000
                                    Pounds  Pounds     Pounds   Pounds
       Raw materials and
         consumables               1,070.5    791.9     799.0    607.4
       Work in progress              857.9  1,387.5     798.7  1,342.5
       Finished goods and goods
         for resale                1,245.9    805.0     968.5    595.1

                                   3,174.3  2,984.4   2,566.2  2,545.0


       11.   Debtors

                                        Group               Company
                                     1994     1993       1994     1993
                                     '000     '000       '000     '000
                                    Pounds   Pounds     Pounds   Pounds

       Trade debtors               2,433.1  2,671.5   1,991.7  2,101.0
       Amounts owed by group
         undertakings                                 1,284.0  1,055.1
       Other debtors                 269.6    133.1     190.3     88.7
       Prepayments and accrued
         income                      122.8    125.3     116.2    107.4
       Corporation tax                          3.0                3.0

                                   2,825.5  2,932.9   3,582.2  3,355.2


       Included in the group trade debtors is an amount of 14,102
       British pounds which is recoverable in more than one year.

PRO-BEL LIMITED

       NOTES TO THE FINANCIAL STATEMENTS
       FOR THE YEAR ENDED 31 OCTOBER 1994


       12.   Creditors

                                          Group             Company
                                      1994     1993      1994     1993
                                      '000     '000     '000      '000
                             Notes   Pounds   Pounds    Pounds   Pounds
       Amounts falling due
         within one year

       Loans                   14     184.6    150.0     184.6    150.0
       Bank overdrafts         13     790.8  1,554.4     637.6  1,421.7
       Amounts owed to group
         undertakings                                               3.8
       Payment received on
         accounts                     200.4    465.2     200.4    452.6
       Trade creditors              1,901.3  1,246.6   1,625.2    889.3
       Corporation tax                216.5      7.0     186.8      7.0
       Other taxes and social
         security                      71.9    113.2      65.2    107.0
       Other creditors                108.4     88.7      50.5      0.5
       Accruals and deferred
         income                       226.1   168.3     199.1    165.4
       Net obligations under
         finance leases and hire
         purchase contracts            21.3    81.0      21.3     81.0

                                    3,721.3 3,874.4   3,170.7  3,278.3

       Amounts falling due after
         more than one year

       Loans                   14   1,731.3 1,815.8   1,731.3  1,815.8


       Obligations under finance leases and hire purchase contracts are repayable over varying periods by monthly installments as follows:

                                                        1994      1993
                                                         '000     '000
                                                        Pounds   Pounds
       Group

       In the next year                                  21.3     81.0
       In the second to fifth year                                21.3
       After the fifth year

       Company

       In the next year                                  21.3     81.0
       In the second to fifth year                                21.3
       After the fifth year

PRO-BEL LIMITED

       NOTES TO THE FINANCIAL STATEMENTS
       FOR THE YEAR ENDED 31 OCTOBER 1994


       13.  Bank Loans and Overdrafts

       Group and Company

       The bank overdraft is secured by a fixed and floating charge over the assets of the company. The company is also party to a composite account guarantee with other group companies.

       14.   Loans

                                          Group            Company
                                      1994     1993     1994     1993
                                      '000     '000     '000     '000
                                     Pounds   Pounds   Pounds   Pounds

       The aggregate amounts of
         loans and bank overdrafts
         were as follows:

       Falling due within one year:

       Company pension fund           150.0    150.0    150.0    150.0
       Bank loan                       34.6             34.6
       Finance leases                  21.3     81.0     21.3     81.0

                                      205.9    231.0    205.9    231.0

       Falling due after more
         than one year:

       Bank loan                    1,298.3  1,794.5  1,298.3  1,794.5
       Loan stock                     433.0             433.0
       Finance leases                           21.3              21.3

                                    1,731.3  1,815.8  1,731.3  1,815.8

       The company pension fund loan bears interest at current market rates, is unsecured, and repayable on demand.

       The loan with Barclays Bank plc is secured by a first legal charge over the freehold land at Cutbush Lane, Lower Earley, Reading, Berkshire. The loan bears interest at 2% over base rate and is repayable in quarterly installments over a period of 20 years.

       During the year the company issued 433,000 British pounds of cumulative unsecured convertible loan stock with interest payable thereon at the rate of 10% p.a. gross. This loan stock is convertible at the request of the holder at the rate of 8.75 for each 25p ordinary share, on 30 September in any year from 1995 to 1998, any loan stock still in issue on 30 September 1999 will be repaid at par.

PRO-BEL LIMITED

       NOTES TO THE FINANCIAL STATEMENTS
       FOR THE YEAR ENDED 31 OCTOBER 1994


       15.   Provisions for Liabilities and Charges

       Deferred tax is provided at 33% (1993: 33%) analyzed over the following timing differences.

                                         Potential           Potential
                               Provision liability Provision liability
                                 '000      '000      '000     '000
                                Pounds     Pounds    Pounds   Pounds
       Group

       Corporation tax
         deferred by

       Capital allowances                  141.1                 56.6
       Revaluation surplus                  85.5                 85.5

                                           226.6                142.1

       Company

       Capital allowances                  140.6                 56.6
       Revaluation surplus                  85.5                 85.5

                                           236.1                142.1

       No deferred taxation has been provided on the basis that no liability is likely to crystallize in the foreseeable future.

       16.   Pension Costs

       The company operates a non-contributory defined benefit pension scheme covering its permanent employees. The scheme funds are administered by trustees and are independent of the company's finances. The scheme is fully funded and contributions are paid to the scheme in accordance with the recommendations of
       independent actuaries.   No contributions were outstanding at
       the year end. The contributions are determined by a qualified actuary on the basis of triennial valuations using the projected unit method. The most recent valuation was at 1 September 1993. The assumptions which have the most significant effect on the results of the valuation are those relating to the rate of return on investments and the rate of increase in salaries and pensions. It was assumed that the investment returns would exceed salary increases by an average of 1% per annum and that present and future pensions would increase at the rate of 5% per annum.

       The actuarial valuation showed that the market value of the scheme's assets at 1 September 1993 was 3,100,000 British pounds and that the actuarial value of these assets represented 103% of the benefits that had accrued to members after allowing for expected future increases in earnings. The recommended future contributions of the company are 15% per annum.

PRO-BEL LIMITED

       NOTES TO THE FINANCIAL STATEMENTS
       FOR THE YEAR ENDED 31 OCTOBER 1994


       17.  Share Capital
                                                 1994        1993
                                                  No.         No.

       Athorised
       4,000,000 Ordinary shares of 25p each   4,000,000  4,000,000


       Allotted, called up and fully paid
       3,201,100 Ordinary shares of 25p each   3,201,100  3,201,100


       18.  Reserves
                              Retained
                              profits  Revaluation  Share
                               Group     reserve   premium   Total
                                '000      '000      '000     '000
                               Pounds    Pounds     Pounds  Pounds
       Group

       1 November 1993         1,187.6    259.9       0.3   1,447.8
       Movements for the year    323.1                        323.1

       31 October 1994         1,510.7    259.9       0.3   1,770.9

       Company

       1 November 1993         1,528.4    259.9       0.3   1,788.6
       Movements for the year    442.2                        442.2

       31 October 1994         1,970.6    259.9       0.3   2,230.8


       Share premium

       The share premium represents monies received by the company in respect of an Executive Share Option Scheme which was adopted by 4 October 1985. The option scheme relates to the remaining unissued 798,000 ordinary shares of 25p each. The option price was 50p in respect of each option granted. The scheme is exercisable between 31 October 1989 and 31 May 2001.

       Revaluation reserve

       The freehold property at Cutbush Lane, Lower Earley has been revalued by the directors after seeking professional advice at 1,400,000 British pounds. The deficit has been debited to the revaluation reserve.

PRO-BEL LIMITED

       NOTES TO THE FINANCIAL STATEMENTS
       FOR THE YEAR ENDED 31 OCTOBER 1994


       19.   Reconciliation of Movements in Shareholders' Fund

       Group
                                                    1994     1993
                                                    '000    '000
                                                   Pounds   Pounds

       Profit/(loss) for the financial year          323.1    (73.5)
       Loss on revaluation of freehold property             (1,150.0)
       Opening shareholders' fund                  2,248.0  3,471.5

       Closing shareholders' funds                 2,571.1  2,248.0

       Company

       Profit for the financial year                 442.2    350.1
       Loss on revaluation of freehold property            (1,150.0)
       Opening shareholders' funds                 2,588.8  3,388.7

       Closing shareholders' funds                 3,031.0  2,588.8


       20.  Capital Commitments and Contingent Liabilities

       There were no capital commitments at the balance sheet date.

       There is a bank guarantee of 60,000 British pounds to H.M.
       Customs & Excise.

PRO-BEL LIMITED

       NOTES TO THE FINANCIAL STATEMENTS
       FOR THE YEAR ENDED 31 OCTOBER 1994


       21.  Guarantees and other Financial Committments

       Financial commitments under non-cancelable operating leases will result in the following payments falling due in the year to 31 October 1994:

                                       1994             1993

                                Land and          Land and
                                buildings  other  buildings  other
                                  '000     '000     '000     '000
                                 Pounds   Pounds   Pounds   Pounds
       Group

       Expiring

       Within one year                               3.0
       Within one to five years                              4.8
       After five years           139.9            139.9

                                  139.9            142.9     4.8

       Company

       Expiring

       Within one year
       Within one to five years
       After five years           111.8            111.8

                                  111.8            111.8

       The company has provided a guarantee to the value of 50,000 British pounds in respect of the banking facilities of Trilogy Broadcast Limited.


       22.   Directors' Interests

       Messrs. Wilson, Owen, Steel, Pitman, Roe and Hartman hold collectively a controlling interest in Anna Valley Electronics Limited. In addition, R.W. Hartman holds a controlling interest in The Nosebag Restaurant Limited. Any transactions during the year with these companies have been carried out on normal commercial basis.

PRO-BEL LIMITED

       NOTES TO THE FINANCIAL STATEMENTS
       FOR THE YEAR ENDED 31 OCTOBER 1994


       23.  Directors and Employees

       Total group staff costs, including
         directors' emoluments
                                              1994       1993
                                              '000       '000
                                             Pounds     Pounds

       Wages and salaries                   2,642.5    3,037.4
       Social security costs                  241.4      306.3
       Other pension costs                      8.9      (14.4)
       Medical insurance                       20.0       31.4
       Compensation for loss of office         54.5       67.4

                                            2,967.3    3,428.1

       Average number employed by the
         group, including executive
         directors                           Number     Number

       Management and administration             92         85
       Development                               14         30
       Manufacturing                             36         50

                                                142        165


       24.  Parent Company Directors
                                              1994       1993
                                              '000       '000
                                             Pounds     Pounds
       Emoluments

       As executives                          311.5      304.7
       As directors                                        0.5

                                              311.5      305.2

       Emoluments, excluding pension
         contributions

       Chairman                                44.0       44.3
       Highest paid director                   54.9       53.9


       Other directors                       Number     Number
       0 pounds - 5,000 pounds                    1          1
       40,001 pounds - 45,000 pounds
       45,001 pounds - 50,000 pounds
       50,001 pounds - 55,000 pounds              4          4

PRO-BEL LIMITED

       DETAILED TRADING AND PROFIT AND LOSS ACCOUNT
       FOR THE YEAR ENDED 31 OCTOBER 1994


                                  1994                   1993
                            Pounds     Pounds      Pounds     Pounds

       Turnover                       9,763,696             10,258,055
       Cost of sales                 (5,642,468)            (5,887,755)

       Gross profit                   4,121,228              4,370,300

       Development
       Design engineers,
         office and
         materials          361,418                508,211
       Depreciation          25,000                 25,000

                                       (386,418)              (533,211)

       Overheads
       Salaries           1,552,005              1,547,104
       General            1,215,672              1,365,088
       Depreciation         142,247                207,946
       Profit on
         disposal of
         fixed assets        (5,500)                (9,300)

                                     (2,904,424)            (3,112,675)

       Operating profit                 830,386                724,414

       Finance costs
       Bank interest         69,797                 65,183
       Loan interest         15,847                 24,804
       Mortgage interest    110,911                161,722
       Interest on
         taxation                                      726
       Finance lease
         interest             8,013                 17,681

                            204,568                270,116
       Interest receivable  (51,636)               (30,416)

       Bad debts            152,932                239,700
                              4,723                 12,033
                                       (157,655)              (251,733)

       Profit before tax                672,731                472,681

       Exceptional items                   (955)                10,582
       Tax                             (232,618)              (133,095)

       Retained profit for
         for the year                   440,133                350,168

PRO-BEL LIMITED

       DETAILED TRADING AND PROFIT AND LOSS ACCOUNT
       FOR THE YEAR ENDED 31 OCTOBER 1994


                                         1994               1993
                                   Pounds    Pounds   Pounds    Pounds

       Premises
       Rent and rates              149,800            149,017
       Heat and light               29,807             23,560
       Maintenance, cleaning and
         security                   38,359             44,282

                                             217,966            216,859
       Drawing office
       Quotes, Training and
         project costs               1,406              6,812
       Microfilming                  2,198              3,137
       Subcontract layout          113,348            174,705
       Materials                     4,102              5,473

                                             121,054            190,127

       Advertising, exhibitions
         and marketing                       181,694            230,597

       Telephone and mail                     58,306             58,214

       Car running expenses
       Licenses and insurance        9,105             10,336
       Maintenance and repair       18,529             20,469
       Petrol                       29,870             23,693

                                              57,504             54,498

       Travel, subsistence and
         entertainment                       137,678            129,497

       Other
       Legal, professional and
         consultancy                88,527             83,737
       Audit                        16,750             15,304
       Print and stationary         31,323             26,353
       Packing materials                               13,376
       Insurance                    27,892             18,243
       Indirect materials                                 293
       Tools                         5,144             11,173
       Canteen                       4,833              1,951
       Equipment maintenance
         and contracts              55,817             55,459
       Equipment, repair &
         renewals                   26,924             19,968
       Equipment and vehicle
         hire                       71,883             95,654
       Training                     24,297             45,536
       Staff recruitment             6,558              4,080
       Sports and social             3,670              3,704
       Sundry expenses              29,352             18,053
       Bank charges                 12,878             11,687
       Quality initiative           35,622             60,725

                                             441,470            485,296

       Total general expenses              1,215,672          1,365,088

PRO-BEL LTD. GROUP ACCOUNTS
       MEASUREMENT OF MATERIAL VARIATIONS IN ACCOUNTING METHODS USED IN COMPUTING NET INCOME
       UNDER U.K. GAAP VERSUS U.S. GAAP
       IN POUNDS STERLING
       FOR THE YEARS ENDED OCTOBER 31,
       (IN THOUSANDS)


                    1995       1994         1993

       Group profit (loss) on ordinary activities after taxation as reported in the audited financial statements of Pro-Bel
       Ltd. under U.K. GAAP

                   635.4       330.6        (118)

       Item 1-Difference in depreciation expense as computed under U.S. GAAP vs U.K. GAAP

                  (146.5)      (71.7)       18.7

       Item 2-Capitalized Software costs net of amortization under U.S. GAAP

                     105           0           0

       Item 3-Difference in tax provision (assumes initial implementation of FAS 109 in 1993 and an effective tax rate of 33%)

                   158.4       160.7      (123.9)

       Group profit (loss) on ordinary activities after taxation as reported in the audited financial statements of Pro-Bel
       Ltd. under U.S. GAAP.

                   752.3       419.6      (223.2)

PRO-BEL LTD. GROUP ACCOUNTS
       MEASUREMENT OF MATERIAL VARIATION IN ACCOUNTING METHODS USED UNDER U.K. GAAP VERSUS U.S. GAAP
       ON BALANCE SHEET ACCOUNTS
       IN POUNDS STERLING
       AS OF OCTOBER 31,
       (IN THOUSANDS)



       U.K.GAAP  U.S.GAAP             U.K.GAAP  U.S.GAAP
        Amount    Amount      1995     Amount    Amount    1994
         1995      1995    Difference   1994      1994   Difference

       Asset Affected

       Item 1-Tangible Assets, net
       1777.7     2489.5     711.8     1610.7    2472.5    861.8

       Item 2-Deferred Software, net
            0        105       105          0         0        0

       Item 3 - Defered Tax Asset, net
            0      195.2     195.2          0      36.8     36.8

       Total Assets Affected
       1777.7     2789.7    1012.0     1610.7    2509.3    898,6


       Liabilities Affected

       Item 4-Accrued Vacation
            0       48.7      48.7          0      48.7     48.7

       Total Liabilities Affected
            0       48.7      48.7          0      48.7     48.7

       Net
       1777.7     2741.0     963.3     1610.7    2460.6    849.9

       Net Equity
       3015.3     3978.6     963.3     2426.2    3276.1    849.9

PRO-BEL LTD. GROUP ACCOUNTS
       QUANTITATIVE RECONCILIATION OF FINANCIAL STATEMENTS
       PREPARED ON A COMPREHENSIVE BASIS OTHER THAN U.S. GAAP

       Item 1 - The estimated useful lives of tangible fixed assets differ under U.S. GAAP versus U.K. GAAP. Accordingly, depreciation expense for each of the three years ended October 31, 1995, 1994 and 1993 has been recalculated under different useful lives resulting in a difference in depreciation expense for each of those years as reflected in the attached reconciliation between U.K. GAAP and U.S. GAAP of net income. Additionally, the net book value of tangible fixed assets has been recalculated to reflect the net undepreciated remaining cost value using the estimated useful lives under U.S. GAAP. The attached reconciliation of the balance sheet accounts affected by differences between U.K. GAAP and U.S. GAAP shows the difference at each balance sheet date.

       Item 2 - Under U.S. GAAP - FAS No. 86 - "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed" - software development costs of a product are capitalized once technological feasibility has been reached and the amount capitalized is amortized over the estimated saleable life of the product commencing upon the product's availability for sale. Under U.K. GAAP all development costs are expensed when incurred. Accordingly, the estimated amount of capitalizable software development costs incurred, net of amortization expense, has been reflected as a reconciling item on the attached reconciliation of net income under U.K. GAAP and U.S. GAAP and reconciliation of balance sheet accounts affected.

       Item 3 - Under U.S. GAAP-FAS No. 109-"Accounting for Income Taxes" - a deferred tax liability or asset is determined based on the difference between the financial reporting and tax bases of the asset and enacted tax rates in effect in the years in which the differences are expected to reverse. Accordingly, the estimated deferred tax asset or liability determined under FAS-109 as it would be reflected on the balance sheet and the impact on the provision for income taxes in the income statement is reflected in the attached reconciliation between U.K. GAAP and U.S. GAAP.

       Item 4 - Under U.S. GAAP unused vacation and other compensatory time is recorded as an accrued liability. Under U.K. GAAP no accrual is made. Accordingly, the accrued vacation time is shown as a reconciling item in the attached reconciliation of balance sheet accounts affected by differences between U.K. GAAP and U.S. GAAP. The affect on the income statement is immaterial due to the fact that the difference in the amount accrued year to year is consistent.

PRO-BEL LTD.
       MEASUREMENT OF MATERIAL VARIATIONS IN ACCOUNTING
       METHODS USED IN THE PRESENTING
       A CASH FLOW STATEMENT
       IN POUNDS STERLING
       FOR THE YEARS ENDED OCTOBER 31, 1995, 1994 AND 1993


       There are no material differences in the Group Cash Flow Statement presented for Pro-Bel Ltd. for the years ended October 31, 1995, 1994 and 1993 as presented under U.K. GAAP (FRS 1) and U.S. GAAP FAS. No. 95- "Statement of Cash Flows... The principal differences relate to classification.

EXHIBIT IV

       UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

       The following unaudited pro forma financial statements give effect to the acquisition by Chyron Corporation ("Chyron") of Pro Bel Limited ("Pro Bel"), located in the United Kingdom, in a transaction to be accounted for as a purchase. The unaudited pro forma balance sheet is based on the individual consolidated balance sheets of Chyron as of December 31, 1995 and ProBel as of October 31, 1995 and has been prepared to reflect the acquisition as of December 31, 1995. The unaudited pro forma statement of income is based on the individual consolidated statements of income of Chyron and ProBel and combined the results of Chyron's operations for the year ended December 31, 1995 with the results of ProBel's operations for the year ended October 31, 1995 as if the acquisition had occurred on January 1, 1995.

       The unaudited pro forma consolidated financial information is based upon preliminary fair value allocation related to the purchase of ProBel. These allocations are subject to revision after more detailed analyses, appraisals and evaluations are completed. Differences between the allocation of purchase price used for pro forma purposes and the final allocation of purchase price will arise from activity between the pro forma dates presented and the actual purchase date of April 12, 1996, and fluctuations in the exchange rate over the period. Pro forma financial statements presented were converted at a rate of $1.58/pound. The pro forma financial statements were prepared in accordance with U.S. GAAP.

       The pro forma information presented is for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred if the acquisition had occurred on the dates indicated or which may be obtained in the future. The pro forma statements should be read in conjunction with the audited financial statement of ProBel and the related notes thereto contained elsewhere in this document and the audited financial statements of Chyron and the related notes thereto filed in its report on Form 10-K for the year ended December 31, 1995.

CHYRON CORPORATION AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
       FOR THE YEAR ENDED DECEMBER 31, 1995
       (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
                                                  Pro Forma
                                                    Adjust
                                  Pro-Bel Chyron    -ments Consolidated

       Net Sales                  $28,763 $53,971            $82,734
       Cost and Expenses:
         Manufacturing             15,902  22,746     698(a)  39,346
         selling, general and
           administrative           9,064  17,066     230(b)  26,360
         Research and development   1,548   4,105    (167)(c)  5,486
         Management fee                     2,911              2,911
         Intangible amortization                      511(d)     511
         West Cost restructuring
           (recapture)                (1,339)            (1,339)

       Total costs and expenses    26,514  45,489   1,272     73,275

       Operating income (loss)      2,249   8,482  (1,272)     9,459

       Interest expense, net          461     536   1,052(e)   2,049

       Income (loss) before
         provision for income
         taxes                      1,788   7,946  (2,324)     7,410

       Income taxes/equivalent
          provision                   782     470    (373)(f)    879

       Income after tax             1,006   7,476  (1,951)     6,531

       Minority Interest               34             (34)(g)       0

       Net Income (loss)             $972  $7,476 ($1,917)    $6,531

       Earnings per share                    $.08             $  .07

       Weighted Average Shares
         Outstanding                       91,148             94,294

       Notes to Pro Forma Consolidated Statement of Income

       (a) Reflects the increase in depreciation expense for the step up in basis of property, plant and equipment acquired and the increase in cost of goods sold for the step up in basis of inventory acquired.

       (b) Reflects the increase in depreciation expense for the step up in basis of property, plant and equipment acquired.

       (c) Reflects the decrease in research and development expense due to the capitalization of certain of ProBel's software developments costs, net of the amortization of such costs for the year.

       (d) Reflects the amortization expense of goodwill and tradename acquired recorded in connection with the acquisition of Pro Bel.

       (e) Reflects interest expense on indebtedness incurred in connection with the acquisition of Pro Bel. See further explanation below in note (d) to the Pro Forma Consolidated Balance Sheet.

       (f) Reflects the estimated income tax effect on the acquisition financing.

       (g) Reflects the elimination of minority interest of Pro Bel.

CHYRON CORPORATION AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
       AS OF DECEMBER 31, 1995
       (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                 Pro Forma   Consoli
                                 Pro-Bel Chyron  Adjustments -idated

       Cash and cash equivalents $  242  $ 5,012  $ (620)(a) $  4,634
       Accounts and notes
        receivable                 8,519  13,967               22,486
       Inventories                 5,244  11,645     607(b)    17,496
       Prepaid expenses              127     578                  705
       Deferred tax asset                  6,457                6,457
        Total current assets      14,132  37,659     (13)      51,778

       Property and Equipment      2,810   3,300   4,535(b)    10,645
       Pension plan asset                          1,571(b)     1,571
       Software development
        costs                              1,716     250(b)     1,966
       Goodwill                                    5,225(b)     5,225
       Tradename                                   2,500(b)     2,500
       Deferred tax asset                  1,403     308(b)     1,711
       Other assets                  434     254                  688

       Total assets              $17,376 $44,332 $14,376      $76,084

       Accounts payable and
        accrued expense           $6,373  $8,120 $    77(b)   $14,570
       Management fee payable              1,000                1,000
       Reserve for west cost
         restructuring                       158                  158
       Loans and bank overdrafts   3,073                        3,073
       Term loan payable                           2,000(d)     2,000
       Capital lease obligations      79     160                  239
        Total current liabilities  9,525   9,438   2,077       21,040

       Revolving loan payable      1,979   4,741  (1,168)(d)    5,552
       Due to Pro Bel Shareholders                 5,349(d)     5,349
       Term loan payable                           6,000(d)     6,000
       Convertible notes             940            (940)(c)        0
       Minority interest              44             (44)(c)
       Estimated loss on leases                    1,000(b)     1,000
       Capital lease obligations     122     170                  292
        Total liabilities         12,610  14,349  12,274       39,233

       Common Stock                1,274     901  (1,243)(b)(d)   932
       Additional paid in capital 7 27,739 6,830(b)(d) 34,576 Cumulative translation
        adjustment                    55             (55)(b)        0
       Retained earnings           3,430   1,343  (3,430)(b)    1,343

       Total liabilities and
        shareholders equity      $17,376 $44,332 $14,376      $76,084

The pro forma balance sheet has been prepared to reflect the acquisition of ProBel by Chyron for an aggregate price of $19,156,000, payable in cash of $6,939,000, notes of $5,349,000 payable on or before April 15, 1998 and 3,146,205 restricted shares of Chyron common stock valued at $6,868,000.

       (a) Reflects proceeds from loans incurred in connection with the acquisition of ProBel net of cash paid to ProBel shareholders and for legal and accounting expenses incurred.

       (b) Reflects the following preliminary purchase accounting adjustments resulting from the acquisition of ProBel, determined as if the acquisition occurred on December 31, 1995. (in thousands):

       Step-up in basis of inventory                  $  607
       Step-up in basis of property, plant and equip.  4,535
       Recognition of additional pension plan asset    1,571
       Capitalization of software development costs      250
       Goodwill on acquisition                         5,225
       Recognition of value of ProBel tradename        2,500
       Recognition of additional deferred tax asset      308
       Recognition of vacation accrual                    77
       Estimated loss on leases                        1,000
       Elimination of common stock of ProBel           1,274
       Elimination of additional paid in capital
         of Pro Bel                                        7
       Elimination of cumulative translation
         adjustment                                       55
       Elimination of retained earnings of ProBel      3,430

       (c) Reflects the elimination of convertible note and minority interest of Pro Bel.

       (d) Reflects the indebtedness incurred, reduction of indebtedness from the related proceeds and the Chyron common stock issued pursuant to the purchase of Pro Bel as follows (in thousands):

       Term Loan, payable in quarterly
         installments of $500,000 commencing
         the first quarter following the loan
         closing date                                  8,000
       Repayment of revolving letter of credit
         from term loan proceeds                       1,168
       Note due to ProBel shareholders                 5,349
       Par value of common stock issued                   31
       Additional paid in capital related to
         common shares issued                          6,837

EXHIBIT V


       We hereby consent to the inclusion in the Form 8-K/A of Chyron Corporation dated 21st June 1996 our reports dated 5th April 1996 and 29th March 1995 relating to the consolidated financial statements of Pro Bel Limited for the years ended October 31, 1995 and 1994 and 1993, respectively.

       Dated:  20th June 1996

       Bronsens
       Chartered Accountants
       Registered Auditors